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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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February 28, 2014

To the Stockholders of
Waddell & Reed Financial, Inc.:

        Waddell & Reed Financial, Inc.'s 2014 Annual Meeting of Stockholders will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 16, 2014.

        At the annual meeting, we will ask you to (1) elect Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton, who have been nominated by the Board, as Class I directors, (2) consider and vote upon an advisory vote to approve executive compensation, (3) approve an amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (i) increase the individual annual limits with respect to awards, (ii) extend the term of the plan to December 31, 2019, and (iii) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code, (4) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2014 fiscal year, and (5) transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The accompanying formal notice and Proxy Statement further discuss the matters that will be presented for a stockholder vote.

        We have also enclosed our 2013 Annual Report, which is not a part of the proxy soliciting materials. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you. It is important that your shares be voted at the annual meeting. If you are unable to attend the annual meeting in person and wish to have your shares voted, you may vote by telephone, Internet or by filling in, signing and dating the enclosed proxy card and returning it in the accompanying envelope as promptly as possible.

        We hope that you will take this opportunity to meet with us to discuss the results and operations of the Company for the 2013 fiscal year.

Sincerely,

Henry J. Herrmann Chairman of the Board and Chief Executive Officer

 WADDELL AND REED FINANCIAL, INC.
6300 Lamar Avenue
Overland Park, Kansas 66202
(913) 236-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 16, 2014

To the Stockholders of
Waddell & Reed Financial, Inc.:

        I am pleased to give you notice that the 2014 Annual Meeting of Stockholders of Waddell & Reed Financial, Inc. (the "Company") will be held in the William T. Morgan Auditorium at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on Wednesday, April 16, 2014, at 10:00 a.m., local time.

        At the annual meeting, you will be asked to:

1.
Elect Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton, who have been nominated by the Board, as Class I directors to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

2.
Consider and vote upon an advisory vote to approve executive compensation.

3.
Approve an amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (i) increase the individual annual limits with respect to awards, (ii) extend the term of the plan to December 31, 2019, and (iii) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

4.
Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

5.
Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

        These matters are more fully discussed in the accompanying Proxy Statement.

        The Board of Directors has fixed Wednesday, February 19, 2014, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting.

        All stockholders are cordially invited to attend the annual meeting in person. However, if you are unable to attend in person and wish to have your shares voted, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM AND RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. Regardless of how you deliver your proxy, you may revoke your proxy before it is voted by timely submitting to the Secretary of the Company a written revocation or a proxy bearing a later date, or by attending the annual meeting and giving verbal notice of your intention to vote in person.

        The annual meeting for which this notice is given may be adjourned or postponed from time to time without further notice other than announcement at the annual meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills Senior Vice President, General Counsel & Secretary

        The accompanying Proxy Statement is dated February 28, 2014 and is first being mailed to stockholders on or about March 7, 2014.

 WADDELL & REED FINANCIAL, INC.

PROXY STATEMENT

        This Proxy Statement is furnished in connection with the solicitation of proxies by Waddell & Reed Financial, Inc. (the "Company"), on behalf of its Board of Directors (the "Board"), for the 2014 Annual Meeting of Stockholders. This Proxy Statement is dated February 28, 2014 and, together with the related proxy card, is being mailed to stockholders on or about March 7, 2014.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
THE ANNUAL MEETING

When And Where Is The Annual Meeting?

        The annual meeting will be held in the William T. Morgan Auditorium at the Company's principal executive offices located at 6300 Lamar Avenue, Overland Park, Kansas 66202 at 10:00 a.m., local time, on Wednesday, April 16, 2014.

What Matters Will Be Voted Upon At The Annual Meeting?

        At the annual meeting you will be asked to:

  •
  Elect the nominees Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders in 2017.

  •
  Consider and vote upon an advisory vote to approve executive compensation.

  •
  Approve an amendment and restatement (the "Amendment") of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (i) increase the individual annual limits with respect to awards, (ii) extend the term of the plan to December 31, 2019, and (iii) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

  •
  Ratify the appointment of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm for the 2014 fiscal year.

  •
  Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

What Constitutes A Quorum?

        The presence, either in person or by proxy, of the holders of at least a majority of the voting power of our issued and outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

        Only stockholders of record of the Company's Class A common stock at the close of business on Wednesday, February 19, 2014, which is the "record date," are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held (1) directly by the stockholder of record, and (2) beneficially through a broker, bank or other nominee. Each share of our Class A common stock is entitled to one vote on each matter submitted for a vote at the annual meeting.

        As of the record date, there were approximately 84,856,621 shares of our Class A common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A "Registered Owner" And As A "Beneficial Owner"?

        Most of the Company's stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

  •
  Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. ("Computershare"), you are the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

  •
  Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are the "beneficial owner" of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a "legal proxy" from your broker, bank or other nominee (who is the stockholder of record), giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

  •
  Election of Directors

        The election of directors requires the affirmative vote of a plurality of the shares of our Class A common stock cast at the annual meeting. This means that the three Class I director nominees receiving the most votes will be elected. For purposes of this vote, neither a vote to abstain, withholding your vote (or a direction to a broker or other nominee to do so) nor a broker non-vote (as described below) will be counted as votes cast, and therefore, will have no effect on the outcome of the election of directors.

        Under our Director Resignation Policy, any nominee for director in an uncontested election who receives a greater number of "withheld" votes than "for" votes is required to tender his or her resignation for consideration by the Board. For more detail on this policy, see "Corporate Governance" below.

  •
  Advisory Vote on Executive Compensation

        The advisory vote to approve executive compensation requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, neither a vote to abstain (or a direction to a broker or other nominee to do so) nor a broker non-vote (as described below) will be counted as a vote cast, and therefore, will have no effect on this vote. This vote is advisory and non-binding on the Board, the Compensation Committee and the Company.

  •
  Approval of the Amendment to the Executive Incentive Plan

        Under current New York Stock Exchange (the "NYSE") rules, the approval of the Amendment to the Executive Incentive Plan, which is set forth on Appendix A to this Proxy Statement, requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) will be counted as a vote cast and will have the effect of a negative vote. A broker non-vote (as described below) will not be counted as a vote cast and will have no effect on this vote.

  •
  Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

        The ratification of the Audit Committee's appointment of KPMG as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of our Class A common stock cast at the annual meeting. For purposes of this vote, a vote to abstain (or a direction to a broker or other nominee to do so) is not counted as a vote cast, and therefore, will have no effect on this vote. Stockholder ratification is not required for the appointment of KPMG because the Audit Committee has the responsibility of appointing the Company's independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

        As of the record date, directors and executive officers of the Company beneficially owned an aggregate of approximately 3,183,055 shares of Class A common stock representing 3.8% of our Class A common stock issued and outstanding, and therefore, 3.8% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares (1) FOR the election of Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, (3) FOR the approval of the Amendment of the Executive Incentive Plan, and (4) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the 2014 fiscal year.

May I Vote My Shares In Person At The Annual Meeting?

        If you are the registered owner of shares, you have the right to vote these shares in person at the annual meeting.

        If you are the beneficial owner of shares, you may vote these shares in person at the annual meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

        Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

        If you are the registered owner of shares, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and timely returning the enclosed proxy card in the postage pre-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time, on Tuesday, April 15, 2014 (the day before the annual meeting).

        If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In "Street Name," Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

        Brokers, banks and other nominees who do not have instructions from their "street name" customers may not use their discretion in voting their customers' shares on "non-routine" matters. The proposal to elect Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors, the advisory vote to approve executive compensation, and the proposal to approve the Amendment to the Executive Incentive Plan are non-routine matters and, therefore, shares of our Class A common stock held in "street name" will not be voted with respect to these proposals without voting instructions from the beneficial owners. However, the proposal to ratify the appointment of KPMG as the Company's independent registered public accounting firm is considered a routine matter and, therefore, if beneficial owners fail to give voting instructions, nominees will have discretionary authority to vote shares of our Class A common stock with respect to this proposal. You should follow the instructions provided by your nominee in directing your nominee on how to vote your shares.

What Is A Broker Non-Vote?

        Generally, a "broker non-vote" occurs when a broker, bank or other nominee that holds shares in "street name" for customers is precluded from exercising voting discretion on a particular proposal because (1) the beneficial owner has not instructed the nominee how to vote, and (2) the nominee lacks discretionary voting power to vote such shares. Under NYSE rules, a nominee does not have discretionary voting power with respect to the approval of "non-routine" matters absent specific voting instructions from the beneficial owners of such shares.

        The proposal to elect Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors, the advisory vote to approve executive compensation, and the proposal to approve the Amendment to the Executive Incentive Plan are "non-routine" matters. If you are the beneficial owner of shares of the Company's Class A common stock, your nominee will send you directions on how you can instruct them to vote. If you do not provide voting instructions, your nominee will not vote your shares on these proposals.

How Will My Proxy Be Voted?

        Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournments or postponements thereof in the manner directed on the proxy. Henry J. Herrmann and Alan W. Kosloff are named as proxy holders in the proxy form and have been designated by the Board to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted (1) FOR the election of Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, (3) FOR the approval of the Amendment of the Executive Incentive Plan, (4) FOR the ratification of the appointment of KPMG as the Company's independent registered public accounting firm for the 2014 fiscal year, and (5) in accordance with the proxy holders' best judgment as to any other business that properly comes before the annual meeting.

        This Proxy Statement is considered to be voting instructions for the trustees of the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, and the Liberty National Life Insurance Company 401(k) Plan for our Class A common stock allocated to individual accounts under those plans. If account information is the same, participants in the plan (who are also stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy and Change My Vote?

        Yes. You may revoke your proxy and change your vote prior to the vote at the annual meeting.

        If you are the registered owner of shares, you may revoke your proxy and change your vote with respect to those shares by (1) timely submitting a later-dated proxy, a later-dated vote by telephone or later-dated vote via the Internet (which automatically revokes the earlier proxy), (2) giving timely notice of your changed vote to us in writing mailed to the attention of Wendy J. Hills, Secretary, at our principal executive offices, or (3) attending the annual meeting and giving verbal notice of your intention to vote in person.

        If you are the beneficial owner of shares held in street name, you may revoke your proxy and change your vote with respect to those shares (1) by submitting new voting instructions to your broker, bank or other nominee in accordance with their voting instructions, or (2) if you have obtained a legal proxy from your nominee giving you the right to vote your shares, by attending the meeting, presenting the completed proxy to the Company and voting in person.

        You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Count The Votes?

        Our transfer agent, Computershare, will tabulate and certify the votes. A representative of the transfer agent will serve as the inspector of election.

Who Will Pay The Costs of Soliciting Proxies?

        The costs of soliciting proxies pursuant to this Proxy Statement will be borne by the Company. Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks or other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our Class A common stock.

        The Company has retained Georgeson Inc., an independent proxy solicitation firm ("Georgeson"), to assist in soliciting proxies from stockholders. Georgeson will receive a fee of approximately $10,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The Company has agreed to indemnify Georgeson against certain liabilities arising under the federal securities laws.

What Other Business Will Be Presented at the Annual Meeting?

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Henry J. Herrmann and Alan W. Kosloff, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class I director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Are The Deadlines To Nominate Directors or to Propose Other Business For Consideration at the 2015 Annual Meeting of Stockholders?

  •
  Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials

        In order for a stockholder proposal to be eligible to be included in the Company's proxy statement and proxy card for the 2015 Annual Meeting of Stockholders, the proposal must (1) be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, on or before November 7, 2014, and (2) concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company's Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  •
  Director Nominations and Other Business to be Brought Before the 2015 Annual Meeting of Stockholders

        Notice of any director nomination or the proposal of other business that you intend to present at the 2015 Annual Meeting of Stockholders, but do not intend to have included in the Company's proxy statement and form of proxy relating to the 2015 Annual Meeting of Stockholders, must be received by the Company at its principal executive offices, 6300 Lamar Avenue, Overland Park, Kansas 66202, Attn: Secretary, not earlier than the close of business on December 17, 2014 and not later than the close of business on January 6, 2015. In the event that the date of the 2015 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2014 Annual Meeting of Stockholders, the notice must be delivered to the Company not earlier than the 120th day prior to the 2015 Annual Meeting of Stockholders and not later than the later of the 100th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In addition, your notice must include the information required by the Company's Bylaws with respect to each director nomination or proposal of other business that you intend to present at the 2015 Annual Meeting of Stockholders.

Where Can I Find The Voting Results Of the Annual Meeting?

        The Company will publish final voting results of the annual meeting in a Current Report on Form 8-K within four business days after the annual meeting.

What Should I Do If I Receive More Than One Set Of Voting Materials?

        You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and voting instruction card that you receive.

What Is Householding?

        In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

        If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company's Annual Report on Form 10-K, and would like to request a separate copy of these materials, or you do not wish to participate in householding in the future, please (1) mail such request to Waddell & Reed Financial, Inc. Attn: Investor Relations Department, 6300 Lamar Avenue, Overland Park, Kansas 66202, or (2) contact our Investor Relations Department toll-free at (800) 532-2757. The Company will promptly deliver a separate copy of this Proxy Statement and the Company's Annual Report on Form 10-K upon receipt of such request. Similarly, stockholders sharing an address that are receiving multiple copies of the Company's proxy materials may request that they receive a single copy of those materials in the future by contacting the Company at the address and phone number above.

What Do I Need To Do Now?

        First, read this Proxy Statement and Appendix A carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by either executing and timely returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted (1) FOR the approval of the director nominees, (2) FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, (3) FOR the approval of the Amendment of the Executive Incentive Plan, and (4) FOR the ratification of KPMG as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

Who Can Help Answer My Questions?

        If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement or our 2013 Annual Report, or if you need special assistance at the annual meeting, please call our Investor Relations office toll free at (800) 532-2757. In addition, information regarding the annual meeting is available via the Internet at our website www.waddell.com.

        YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT AND APPRENDIX A HERETO IN ITS ENTIRETY.    The summary information provided above in "question and answer" format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement and Appendix A hereto.

        YOUR VOTE IS IMPORTANT. IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY TELEPHONE, INTERNET OR BY FILLING IN, SIGNING AND DATING THE ENCLOSED PROXY CARD AND TIMELY RETURNING IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board nominates Sharilyn S. Gasaway, Alan W. Kosloff and Jerry W. Walton as Class I directors, to hold office for a term of three years, expiring at the close of the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified, or their earlier resignation or removal. The Nominating and Corporate Governance Committee (the "Corporate Governance Committee"), which is comprised of non-management directors, recommended Ms. Gasaway and Messrs. Kosloff and Walton as nominees for director. All of these nominees are current directors of the Company, and each nominee has agreed to be named in this Proxy Statement and to serve as a director of the Company if elected. The Board believes these incumbent directors standing for re-election are well qualified and experienced to direct and oversee the Company's operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is included below in "Directors and Executive Officers."

        If any director nominee becomes unavailable for election, which is not anticipated, the named proxy holders will vote for the election of such other person or persons as the Board may nominate, unless the Board resolves to reduce the number of Class I directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE DIRECTOR NOMINEES LISTED HEREIN.

 OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

        The Company's Bylaws provide that the number of directors will not be less than seven nor more than 15 with the exact number to be fixed by the Board. The Company's Certificate of Incorporation divides the Board into three classes of as equal size as possible, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. Currently, there are nine directors with three directors in Class I, four directors in Class II and two directors in Class III.

        The stockholders of the Company elect successors for directors whose terms have expired at the Company's annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. Pursuant to the Company's Bylaws, non-employee directors must retire from the Board at the close of the Annual Meeting of Stockholders following their 79th birthday. Mr. Reimer is 79 years of age and will retire at the close of the 2014 Annual Meeting of Stockholders. Executive officers of the Company are elected by the Board and hold office until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

Directors and Executive Officers

        The names of the Company's directors and executive officers and their respective current ages and positions are as follows:

Name	Age	Position
Michael L. Avery	60	President
Brent K. Bloss	45	Senior Vice President – Finance, Treasurer and Principal Accounting Officer
Thomas W. Butch	57	Executive Vice President and Chief Marketing Officer
Daniel P. Connealy	67	Senior Vice President and Chief Financial Officer
Sharilyn S. Gasaway	45	Class I Director
Thomas C. Godlasky	58	Class II Director
Henry J. Herrmann	71	Chief Executive Officer, Chairman of the Board and Class III Director
Wendy J. Hills	43	Senior Vice President, General Counsel, Chief Legal Officer and Secretary
Alan W. Kosloff	73	Lead Independent Director and Class I Director
Dennis E. Logue	69	Class II Director
Michael F. Morrissey	71	Class II Director
James M. Raines	74	Class III Director
Ronald C. Reimer	79	Class II Director
Philip J. Sanders	54	Senior Vice President and Chief Investment Officer
Michael D. Strohm	62	Senior Vice President and Chief Operations Officer
John E. Sundeen, Jr.	53	Senior Vice President and Chief Administrative Officer – Investments
Jerry W. Walton	67	Class I Director

        Below is a description of the backgrounds of the executive officers, directors and nominees for director, including their principal occupation and membership on public or registered investment company boards for the past five years. We have also provided information concerning the particular experience, qualification, attributes and skills that the Corporate Governance Committee and the Board considered relevant to each director and nominee for director that led to the conclusion that he or she should serve as a director.

        Michael L. Avery has been President of the Company since January 2010. Prior thereto, he served as Chief Investment Officer of the Company from June 2005 to February 2011 and as Senior Vice President from June 2005 until January 2010. He has served as Executive Vice President of Waddell & Reed Investment Management Company ("WRIMCO") since June 2005 and served as Chief Investment Officer of WRIMCO and Ivy Investment Management Company ("IICO"), both of which are investment advisor subsidiaries of the Company, from June 2005 to August 2010. Prior thereto, he served as Senior Vice President of WRIMCO from January 1997 to June 2005 and of IICO from April 2003 to June 2005. He is a trustee and Vice President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, and a trustee of the Ivy Funds, all of which are mutual funds managed by the Company. Mr. Avery joined the Company in June 1981 and has served as a mutual fund portfolio manager since 1994.

        Brent K. Bloss has been Senior Vice President – Finance and Principal Accounting Officer since July 2007 and Treasurer since January 2006. On February 13, 2014, the Board elected Mr. Bloss Senior Vice President and Chief Financial Officer effective as of March 1, 2014. Previously, he served as Vice President of the Company from April 2004 to July 2007, as Assistant Treasurer of the Company from January 2002 to January 2006, and as Assistant Vice President from January 2002 to April 2004. From September 1995 to December 2001, he served in various roles in the audit practice of KPMG. Mr. Bloss joined the Company in January 2002.

        Thomas W. Butch has been Executive Vice President of the Company since January 2010 and Chief Marketing Officer of the Company since joining the Company in November 1999. Prior thereto, he served as Senior Vice President from November 1999 until January 2010. He has served as President of Waddell & Reed, Inc. ("WRI"), a broker-dealer subsidiary of the Company, since March 2005 and as Chief Marketing Officer thereof since March 2002. Previously, he served as Executive Vice President of WRI from January 2000 to March 2005. He has served as Senior Vice President and Chief Marketing Officer of IICO since December 2002 and as Chairman, Chief Executive Officer and President of Ivy Funds Distributor, Inc., a broker-dealer subsidiary of the Company, since March 2003. Prior to joining the Company, he was associated with Stein Roe & Farnham, Inc., Chicago, Illinois, an investment firm where he served in various positions from 1994 to 1999, including President of Mutual Funds and Senior Vice President of Marketing. Previously, he was a First Vice President at Mellon Financial Corporation where he served for 13 years.

        Daniel P. Connealy has been Senior Vice President and Chief Financial Officer of the Company since joining the Company in June 2004. On November 5, 2013, Mr. Connealy announced his intention to retire from the positions of Senior Vice President and Chief Financial Officer following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. It is anticipated that he will remain an employee of the Company in a non-executive position until June 2014. Mr. Connealy served as a director of Gold Banc Corporation, Inc., a Leawood, Kansas bank holding company from April 2003 until April 2006 and has served as a director of the Russell Investment Company mutual funds, Seattle, Washington, since April 2003. Previously, he served as Vice President and Chief Financial Officer of Stilwell Financial, Inc., Kansas City, Missouri, an asset management company (now known as Janus Capital Group) from June 2001 to March 2003. From July 1979 to May 2001, he served as a partner in the independent registered public accounting firm of PricewaterhouseCoopers LLP.

        Sharilyn S. Gasaway.    Ms. Gasaway has been a director of the Company since July 2010. She has served as a director of Genesis Energy, L.P., a Houston, Texas diversified midstream energy master limited partnership, since March 2010 and of J.B. Hunt Transport Services, Inc., a transportation logistics company in Lowell, Arkansas, since February 2009. From February 2006 to January 2009, she served as Executive Vice President and Chief Financial Officer of Alltel Corporation ("Alltel"), a U.S. wireless telecommunications network operator, acquired by Verizon Wireless in 2009. She served as Corporate Controller of Alltel from May 2002 to February 2006 and as Controller of Alltel Communications, Inc., a subsidiary of Alltel, from April 1999 to May 2002. Prior thereto, she served as Audit Manager of the former independent registered public accounting firm Arthur Andersen LLP from 1992 to April 1999. Ms. Gasaway is a nominee for director.

        As the former Executive Vice President and Chief Financial Officer of a Fortune 500 company, Ms. Gasaway has extensive experience in the areas of capital markets, budgeting and forecasting, strategic planning, internal audit, tax and auditing with respect to complex business operations and transactions. As a result, she brings to the Board a breadth of knowledge regarding the financial and accounting functions of the Company's operations, as well as with respect to the Company's financial controls, financial reporting and disclosure, balance sheet management, integration of acquisitions, and accounting. Ms. Gasaway's experience serving as a director for companies within the oil and gas and transportation industries provides her with a diverse perspective on Board-related matters. She has been a Certified Public Accountant since 1993.

        Thomas C. Godlasky.    Mr. Godlasky has been a director of the Company since July 2010. Mr. Godlasky served as Chief Executive Officer of Aviva North America, Aviva plc's life insurance and annuity business in the U.S. and its property and casualty business in Canada, from July 2007 to March 2010. Mr. Godlasky also served in the dual position as Chief Executive Officer and President of Aviva USA from November 2006 to November 2009. Prior thereto, Mr. Godlasky served as Chairman of the Board, Chief Executive Officer and President of AmerUs Group, Des Moines, Iowa, a life insurance and annuity business, which was acquired by Aviva plc in 2006, from November 2005 to November 2006 and as President and Chief Operating Officer from November 2003 to November 2006. He also served as a director of AmerUs Group from November 2003 until November 2006, whereupon he joined the Aviva USA Board of Directors until March 2010. Mr. Godlasky earned the Chartered Financial Analyst designation in 1992. Mr. Godlasky's term on the Board expires in 2015.

        Mr. Godlasky's service as the Chairman and Chief Executive Officer of AmerUs Group, a leading U.S. producer of annuity and life insurance products, provides him with valuable insights on running a complex financial services company with diverse operations and products. He has experience in a number of areas that are critical to the Company, including mergers and acquisitions, information and technology, risk management, long-range strategic planning, expertise in the types of products we offer to our clients and the importance of close cooperation with our regulators. Mr. Godlasky brings strong leadership skills and a valuable perspective on global financial, operational and strategic matters to the Board, as well as maintains a deep understanding of the challenges of operating in a highly regulated industry such as ours. Mr. Godlasky is also one of three directors to have earned the Chartered Financial Analyst designation.

        Henry J. Herrmann has been Chairman of the Board since January 2010, Chief Executive Officer of the Company since May 2005 and a Director since March 1998. Previously, he served as President of the Company from March 1998 to May 2005 and as Chief Investment Officer from March 1987 to June 2005. He is also a trustee and President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds, Ivy Funds Variable Insurance Portfolios and InvestEd Portfolios, all of which are mutual funds managed by the Company. Mr. Herrmann has also served as a director of Blue Cross Blue Shield of Kansas City, a Kansas City, Missouri health insurance company, since 2007 and of the United Way of Greater Kansas City, the local Kansas City, Missouri office of United Way, a global leadership and support organization for community-based non-profit organizations, since June 2007. He joined the Company in March 1971 and earned the Chartered Financial Analyst designation in 1977. Mr. Herrmann's term on the Board expires in 2016.

        Mr. Herrmann has over 48 years of experience in the financial services industry and is widely regarded as a distinguished leader in the asset management industry. Mr. Herrmann celebrated his 42nd anniversary with the Company in 2013. As Chairman of the Board, Chief Executive Officer and trustee of the Company's mutual fund boards, he is a critical link between management and the Board, and brings to the Board an incomparable knowledge of, and experience with, the Company and its business, as well as valuable leadership and management experience. Mr. Herrmann's oversight of all Company operations and his experience in investment management, annual and long-term business planning, the negotiation and integration of acquisitions, and risk management is an indispensable contribution to the Board. Mr. Herrmann is also one of three directors to have earned the Chartered Financial Analyst designation.

        Wendy J. Hills has been Senior Vice President and General Counsel of the Company since February 2014 and Secretary of the Company since April 2005. Prior thereto, she served as Vice President and Associate General Counsel of the Company from April 2005 to February 2014, as Assistant General Counsel from April 2002 through April 2005, and as Assistant Secretary from April 2000 to April 2005. From June 1998 to April 2000, she served as the Compliance Officer of WRIMCO. Prior to joining the Company in June 1998, Ms. Hills was associated with the law firm of Klenda, Mitchell, Austerman and Zuercher LLC, in Wichita, Kansas.

        Alan W. Kosloff has been a Director of the Company since January 2003 and Lead Independent Director since January 2010. Prior thereto, he served as Chairman of the Board from May 2005 through December 2009. He has served as Chairman of Kosloff & Partners, LLC, Kansas City, Missouri, a consulting and investment firm since April 1996. Previously, he served as Chairman of Jones & Mitchell, Olathe, Kansas, an imprinted and licensed sportswear company from October 1997 to March 2005 and as Chairman, Chief Executive Officer and President of American Marketing Industries, Inc., Kansas City, Missouri, an apparel manufacturing, distribution and marketing firm from 1976 to 1995. Mr. Kosloff is a nominee for director.

        Mr. Kosloff has over 38 years of experience in executive management, investment, sales and marketing roles, including as President and Chief Executive Officer of American Marketing Industries, Inc. and founder of Kosloff & Partners, LLC. Mr. Kosloff provides the Board the benefit of his substantial financial, management and operational expertise, including with respect to marketing and distribution efforts, corporate governance, strategic planning and corporate strategy. As Lead Independent Director, Mr. Kosloff has offered valuable insights with respect to strategic planning, executive succession planning and executive development, corporate governance and stockholder communications.

        Dennis E. Logue has been a Director of the Company since January 2002. He has served as Chairman of the Board of Ledyard Financial Group, Inc., a bank holding company located in Hanover, New Hampshire, since August 2005. Additionally, Mr. Logue has served as an Emeritus Professor of Management at the Amos Tuck School, Dartmouth College since August 2005. He served as Dean of the Michael F. Price College of Business at the University of Oklahoma from July 2001 to September 2005. Prior thereto, Mr. Logue held numerous business-oriented professorships, most recently at the Amos Tuck School, Dartmouth College from July 1974 to June 2001. He has also worked as a consultant and expert witness on various financial matters since 1974. Mr. Logue has served as a director of Abraxas Petroleum Corporation, San Antonio, Texas, a natural gas and crude oil exploration, development and production company since April 2003 and of ALCO Stores, Inc., Dallas, Texas, a general merchandise retailer since May 2005. Mr. Logue's term on the Board expires in 2015.

        Mr. Logue is highly accomplished in the field of business management and financial academia, having taught in the areas of managerial economics and finance, corporate governance, financial markets and international finance for 41 years and published over 90 books and articles in the areas of economics, pension plans, corporate and international finance, and capital markets. His past leadership roles in the academic world allow him to bring a wide range of experience and new insights to his service on the Board. As a founding director of Ledyard National Bank, Mr. Logue also has substantial expertise in the areas of the financial services industry, executive management and operations.

        Michael F. Morrissey.    Mr. Morrissey has been a director of the Company since July 2010. He has been a director of Ferrellgas Partners, L.P., a propane gas marketing and distribution company in Overland Park, Kansas since 1999 and of Westar Energy, Inc., an electric service company based in Topeka, Kansas since 2003. Mr. Morrissey retired in September 1999 after serving 24 years, including 17 years as a partner, with Ernst & Young LLP, an auditing and financial services firm. Prior to that, Mr. Morrissey worked for five years for another major accounting firm and six years for a motor truck manufacturer. Mr. Morrissey has been a Certified Public Accountant since 1972. Mr. Morrissey has also served as a director of Blue Cross

Blue Shield of Kansas City, a Kansas City, Missouri health insurance company, since 2006; of J.E. Dunn Construction Group, Inc., a private construction business located in Kansas City, Missouri, since 2000; of Balance Innovations, Inc., an office management technology company located in Lenexa, Kansas, since 2008; and a special advisor to the audit committee of the Dairy Farmers of America, a farmer-owned milk marketing cooperative located in Kansas City, Missouri since 2000. Mr. Morrissey also serves as a director or trustee for numerous non-profit, civic, and charitable organizations. Mr. Morrissey's term on the Board expires in 2015.

        Mr. Morrissey's qualifications to serve as a director include his substantial experience as the Chairman or member of the audit committee of other public companies, his many years of experience as an audit partner of major accounting firms, and his extensive experience as a director of other large companies, both public and private. Mr. Morrissey brings to the Board significant audit and accounting expertise and a deep understanding of financial statements, corporate finance, risk management and internal audit functions. Mr. Morrissey's knowledge and experience gained as a board member of various public and private companies, as well as not-for profit, civic and charitable organizations provide the Board with a wide range of experience and insights regarding Board actions. Mr. Morrissey is also a Certified Public Accountant.

        James M. Raines has been a Director of the Company since July 1998. He has served as President of James M. Raines and Company, San Antonio, Texas, an investment banking firm since September 1988 and served as a director of Clear Channel Outdoor Holdings, Inc., a San Antonio, Texas outdoor advertising company from November 2005 to May 2010. Mr. Raines' term on the Board expires in 2016.

        Mr. Raines' 27 years of experience in the investment banking business gives him valuable perspectives on financial and strategic matters, as well as expertise in capital markets and securities distribution. He has provided investment banking and financial advisory services, including with respect to merger and acquisition and capital raising functions, for numerous public and private companies covering a diverse range of businesses, which provides him with a broad perspective that is an asset to the Board. Additionally, Mr. Raines' tenure on the Board provides him with an important depth of knowledge regarding the Company's business, strategy and culture. His experience in investment banking has been particularly useful when the Board considers its capital and liquidity needs and potential acquisitions.

        Ronald C. Reimer has been a Director of the Company since March 2001. He is currently retired and is active in advising the boards of several charitable organizations on investment oversight and fund management. Mr. Reimer has served as a director for Prairie Star Bancshares, Inc., a privately-held bank in Olathe, Kansas since November 2000. He served on the Board of Advisors of Truman Medical Center Hospital, Kansas City, Missouri ("TMC") from September 2002 to September 2009. He also served on the Board of Directors, and as the Secretary and Treasurer, of the TMC Charitable Foundation from June 2003 to September 2009 and was associated with the TMC Professional and General Liability Self-Insurance Trust, including terms as Chairman of the Finance and Management Committee, from November 2001 to September 2009. Previously, Mr. Reimer co-founded Reimer and Koger Associates, an investment counseling firm in Merriam, Kansas in 1973 and served as its President until his retirement in 1988. He also earned the Chartered Financial Analyst designation in 1968. Pursuant to the Company's Bylaws, Mr. Reimer's term on the Board will expire at the close of the 2014 Annual Stockholder Meeting on April 16, 2014.

        Mr. Reimer has long-term experience and wide-ranging expertise in the investment management business and mutual fund industry. As an entrepreneur, Mr. Reimer co-founded an investment management firm of which he served as President for 15 years. Additionally, Mr. Reimer served as Vice President and portfolio manager for WRIMCO early in his career, which provides him with unique insight into the Company's investment operations and strategies, as well as its culture and employee base. His significant expertise with regard to the areas of the investment management process, mutual fund operations, private investment consulting, finance and executive management enable him to provide strategic direction and growth expertise to the Company. Mr. Reimer is also one of three directors to have earned the Chartered Financial Analyst designation.

        Philip J. Sanders has been Senior Vice President and Chief Investment Officer of the Company since February 2011. He has served as Chief Investment Officer of WRIMCO and IICO since August 2010, as Senior Vice President of WRIMCO since July 2000 and as Senior Vice President of IICO since April 2003. Prior thereto, he served as Vice President of WRIMCO from January 1999 to July 2000. He is also a Vice President of the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds and Ivy Funds Variable Insurance Portfolios, all of which are mutual funds managed by the Company. Mr. Sanders joined the Company as a mutual fund portfolio manager in August 1998.

        Michael D. Strohm has been Senior Vice President of the Company since January 1999 and Chief Operations Officer since March 2001. In addition, he has served as President of Waddell & Reed Services Company, a transfer agent subsidiary of the Company, since June 1999, as Chief Executive Officer of WRI since December 2001 and as Chief Operating Officer thereof since March 2005. Prior thereto, he served as President of WRI from December 2001 to March 2005 and as its Senior Vice President from January 1994 to December 2001. Mr. Strohm joined the Company in June 1972.

        John E. Sundeen, Jr. has been Senior Vice President of the Company since July 1999 and Chief Administrative Officer — Investments since January 2006. Previously, he served as Chief Financial Officer from July 1999 to June 2004 and as Treasurer of the Company from July 1999 to January 2006. He has served as Executive Vice President and Chief Administrative Officer of WRIMCO and of IICO since June 2004. Previously, he served as Senior Vice President of WRIMCO from January 1996 to June 2004 and as Head of Fixed Income within the Investment Management Division thereof from January 1994 to June 1999. Mr. Sundeen joined the Company in June 1983.

        Jerry W. Walton has been a Director of the Company since April 2000. Mr. Walton currently serves as a business consultant to Hunt Ventures, a group of private companies located in Rogers, Arkansas. Mr. Walton served as Executive Vice President of Finance and Administration and Chief Financial Officer of J.B. Hunt Transport Services, Inc., a transportation provider in Lowell, Arkansas, from October 1991 until September 2009. Prior thereto, Mr. Walton served as a managing partner and a tax partner with KPMG, with whom he had been employed since 1968. Mr. Walton is a nominee for director.

        Mr. Walton brings extensive financial, operational and executive management expertise to the Board having served as the Executive Vice President and Chief Financial Officer of J.B. Hunt Transport Services, Inc., one of the largest transportation logistics companies in North America. Mr. Walton also has significant public accounting experience, including in the areas of accounting, finance and tax, and direct experience in the areas of information and technology services, treasury functions, real estate, human resources and risk management. As a long-time director, Mr. Walton offers a breadth of knowledge about issues affecting the Company and its industry, as well as with respect to its financial statements, balance sheet management, budgeting process and executive compensation. Mr. Walton is also a Certified Public Accountant (retired).

        There are no family relationships among any of the Company's executive officers, directors or nominees for director.

Security Ownership of Management

        The following table reflects information regarding beneficial ownership of the Company's Class A common stock by each of its current directors (including all nominees for director), the named executive officers set forth in the Summary Compensation Table and all other executive officers, and by all such persons as a group, as of February 19, 2014. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name of Beneficial Owner	Number of Shares Beneficially Owned Directly (1)(3)	Number of Shares Beneficially Owned Indirectly (2)(4)	Percent of Class
Michael L. Avery	262,912	0	*
Brent K. Bloss	86,704	0	*
Thomas W. Butch	248	420,118	*
Daniel P. Connealy	0	291,744	*
Sharilyn S. Gasaway	18,823	0	*
Thomas C. Godlasky	18,823	0	*
Henry J. Herrmann	0	1,151,610	1.4%
Wendy J. Hills	29,499	0	*
Alan W. Kosloff	75,032	0	*
Dennis E. Logue	51,292	0	*
Michael F. Morrissey	1,667	17,156	*
James M. Raines	16,635	0	*
Ronald C. Reimer	563	61,826	*
Philip J. Sanders	240,681	0	*
Michael D. Strohm	141,536	0	*
John E. Sundeen, Jr.	228,000	0	*
Jerry W. Walton	68,186	0	*
All Directors, Nominees and Executive Officers as a group (17 persons)	1,240,601	1,942,454	3.8%
*
Denotes less than 1%.

(1)
Includes 2,642 shares pledged by Mr. Raines.
(2)
Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust or immediate family member's trust, (b) by a spouse as trustee or beneficiary of a trust, (c) by a family charitable foundation, (d) by a family investment LLC, or (e) in a retirement account. Indirect beneficial ownership excludes all shares of the unitized stock fund held in the Company 401(k) and Thrift Plan account of Mr. Butch.
(3)
Includes unvested shares of restricted Class A common stock granted under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan") for Ms. Gasaway and Messrs. Avery, Bloss, Godlasky, Kosloff, Logue, Raines, Reimer, Sanders, Schulte, Strohm, Sundeen and Walton of 11,515, 199,666, 86,666, 11,515, 16,350, 9,849, 9,849, 563, 109,000, 116,000, 116,000, 62,999 and 9,849 shares, respectively.
(4)
For Messrs. Butch, Connealy, Herrmann and Morrissey, indirect beneficial ownership includes 175,332, 85,000, 236,666 and 11,515 shares, respectively, of unvested restricted stock, all of which are owned by their personal trusts.

 CORPORATE GOVERNANCE

        We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders, and we continually review and consider our corporate governance policies and practices, the SEC's corporate governance rules and regulations, and the corporate governance listing standards of the NYSE, the stock exchange on which our Class A common stock is traded.

        You can access and print the charters of our Audit Committee, Compensation Committee and Corporate Governance Committee, as well as our Corporate Governance Guidelines, Corporate Code of Business Conduct and Ethics, Whistleblower Policy and other Company policies and procedures required by applicable law, regulation or NYSE corporate governance listing standards on the "Corporate Governance" link in the dropdown menu on the "Our Firm" tab of the "Investor Relations" section of our website at www.waddell.com.

Director Independence

        The Board is composed of a majority of directors who satisfy the criteria for independence under the NYSE corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no direct or indirect material relationship with the Company or any of its subsidiaries pursuant to the NYSE corporate governance listing standards. When assessing the "materiality" of a director's relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

        Applying these independence standards, the Board determined that Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines, Ronald C. Reimer and Jerry W. Walton are all independent directors.

        After due consideration, the Board has determined that none of these non-management directors have a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and they all meet the criteria for independence under the NYSE corporate governance listing standards.

Board Composition and Director Qualifications

        The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

  •
  Possess relevant business and financial expertise and experience, including an understanding of financial statements;

  •
  Have the highest character and integrity and a reputation for working constructively with others;

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  Have sufficient time to devote to Board meetings and consultation on Board matters; and

  •
  Be free of conflicts of interest that violate applicable law or interfere with director performance.

        In addition, the Corporate Governance Committee will consider for recommendation director candidates who possess the following qualities and skills, among others:

  •
  The capacity and desire to represent the interests of the Company's stockholders as a whole and not primarily a special interest group or constituency;

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  Diverse backgrounds with respect to business experience, professional expertise, individual perspectives, gender and ethnicity that support Board dynamics and effectiveness;

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  High level of leadership experience and sound business judgment;

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  Highly accomplished in their respective field, with superior credentials and recognition;

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  The ability to contribute to the mix of skills, core competencies, diversity and qualifications of the Board through notable or significant achievements or expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, investment management, law, financial academia, strategic planning and executive leadership development;

  •
  Service as a senior officer of, or a trusted advisor to senior management of, a publicly-held company; and

  •
  Knowledge of the critical aspects of the Company's business and operations.

        The director qualifications above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

        In considering candidates for director nominee, the Corporate Governance Committee generally assembles all information regarding a candidate's background and qualifications, evaluates a candidate's mix of skills and qualifications, and determines the contribution the candidate could be expected to make to the overall functioning of the Board. The Board seeks independent directors who represent a diverse mix of perspectives, backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The Corporate Governance Committee does not have a separate policy regarding gender, ethnicity or other similar diversity criteria in identifying candidates for director nominee, but rather evaluates diversity in a broad sense, recognizing the benefits of gender and ethnic diversity, but also considering the breadth of perspectives, backgrounds and experiences that directors and candidates for director nominee may bring to the Board. In its assessment of the Board's composition as a whole, the Corporate Governance Committee considers whether the Board reflects the appropriate overall balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities.

Director Resignation Policy

        Our Corporate Governance Guidelines include a Director Resignation Policy under which any director nominee in an uncontested election who receives a greater number of "withheld" votes than "for" votes will, within five business days following the certification of the stockholder vote, tender his or her resignation to the Chairman of the Board for consideration by the Board. A director whose resignation is under consideration shall abstain from participating in any recommendation or decision regarding that resignation.

        The Board will promptly make a determination whether to accept, reject or otherwise act with respect to the tendered resignation. In making this determination, the Board may consider all factors that it deems relevant, including the underlying reasons why stockholders "withheld" votes for election from such director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director's contributions to the Company, whether by accepting such resignation the Company will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of the Company and its stockholders. The Board may also consider a range of possible alternatives concerning the director's tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Board to have substantially resulted in the "withheld" votes.

        The Board shall act on the tendered resignation and shall publicly disclose its decision regarding the resignation within 120 days after the results of the election are certified. If the Board does not accept the resignation, the director shall continue to serve until the end of his or her term and until the director's successor is elected and qualified, or until his or her earlier resignation or removal.

Director Recommendations by Stockholders

        In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least two percent of the outstanding shares of the Company's Class A common stock for at least one year prior to the date the recommendation is submitted. The manner in which the Corporate Governance Committee evaluates candidates recommended by stockholders is generally the same as any other candidate, although the Corporate Governance Committee will also seek and consider information concerning any relationship between a stockholder recommending a candidate and the candidate to determine whether the candidate will represent the interests of all stockholders.

        Stockholders must submit director candidate recommendations in writing by certified mail to the Company's Secretary not less than 120 days prior to the first anniversary of the date of the proxy statement relating to the Company's previous annual meeting. Accordingly, for the 2015 Annual Meeting of Stockholders, director candidates must be submitted to the Company's Secretary by October 31, 2014. Director candidates submitted by stockholders must contain at least the following information:

  •
  The name and address of the recommending stockholder;

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  The number of shares of the Company's Class A common stock beneficially owned by the recommending stockholder and the dates such shares were purchased;

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  The name, age, business address and residence of the candidate;

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  The principal occupation or employment of the candidate for the past five years;

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  A description of the candidate's qualifications to serve as a director, including financial expertise, and why the candidate does or does not qualify as "independent" under the NYSE corporate governance listing standards;

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  The number of shares of the Company's Class A common stock beneficially owned by the candidate, if any; and

  •
  A description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

        In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

  •
  The candidate consents to being a director candidate and, if nominated and elected, he/she will serve as a director representing all of the Company's stockholders in accordance with applicable laws and the Company's Certificate of Incorporation and Bylaws;

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  The candidate, if elected, will comply with the Company's Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members;

  •
  The recommending stockholder will maintain beneficial ownership of at least two percent of the Company's issued and outstanding Class A common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon such candidate's nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate's term as director; and

  •
  The recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company's standard form and an interview with the Corporate Governance Committee or its representative.

        For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the "Policy Regarding Director Recommendations By Stockholders" by clicking on the "Corporate Governance" link in the dropdown menu on the "Our Firm" tab of the "Investor Relations" section of our website at www.waddell.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes, and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company's business and operations.

        The policies and procedures above are intended to provide flexible guidelines for the effective functioning of the Company's director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company's needs and circumstances change.

Communications with the Board

        Stockholders and all other interested parties may communicate with the Board, Board committees, the independent or non-management directors, each as a group, and individual directors by submitting their communications in writing to the attention of the Company's Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company, and be forwarded to the following address:

Waddell & Reed Financial, Inc.
6300 Lamar Avenue
Overland Park, KS 66202
Attn: Secretary

        The directors of the Company, including the non-management directors, have directed the Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

        The Board held four meetings during the 2013 fiscal year and acted by unanimous written consent on one occasion. All directors attended at least 75% of the Board meetings. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board committee meetings. All of the directors attended the 2013 Annual Meeting of Stockholders and the 2013 Annual Meeting of Directors.

        Additionally, in 2013, the non-management/independent directors held four executive sessions with Mr. Alan W. Kosloff serving as chairman of each of these executive sessions.

Board Leadership Structure and Role in Risk Oversight

        The Board believes that it should have the flexibility to make determinations as to whether the same individual should serve as both the Chief Executive Officer and the Chairman of the Board, taking into account changing needs and circumstances of both the Company and the Board over time. In determining the appropriate leadership structure, the Board considers, among other things, the current composition of the Board, the role of the Lead Independent Director, and challenges and opportunities specific to the Company. In prior years, the Company has had the same and different individuals serving as its Chief Executive Officer and Chairman of the Board at different points in time. Currently, Mr. Herrmann serves as the Company's Chief Executive Officer and Chairman of the Board, while Mr. Kosloff, an independent director, serves as our Lead Independent Director. The Board believes that its current leadership structure is appropriate given the efficiencies of having a single individual fulfill both roles, the benefit of having a single source of leadership and authority for the Board, and Mr. Herrmann's extensive experience as a leader in the asset management industry and intimate knowledge of the Company's strategy and daily operations. Mr. Herrmann consults with Mr. Kosloff, as Lead Independent Director, on Board matters and issues facing the Company. Mr. Kosloff serves as the principal liaison between the Chairman of the Board and the independent directors, advises the Chairman of the Board with respect to agenda items, and presides over executive sessions of the non-management/independent directors at regularly scheduled Board meetings, as well as presides over Board meetings in the event the Chairman of the Board is unable to attend.

        The Board's oversight responsibility with respect to risk management is primarily discharged through the Audit Committee. Pursuant to applicable NYSE rules, the Audit Committee's charter addresses the duties and responsibilities of the Audit Committee to review with management the Company's risk assessment and risk management policies, including steps taken to mitigate such risks. The Audit Committee's risk oversight responsibilities are principally addressed through a comprehensive enterprise risk assessment conducted and prepared by the head of our Internal Audit Department, who, along with senior management, is responsible for the identification and assessment of internal and external risks that could materially impact the Company's operations, monitoring identified risks and taking appropriate steps to mitigate such risks. Specifically, the head of our Internal Audit Department leads an annual comprehensive enterprise risk assessment, which is based on input from the Company's Risk Assessment Committee, comprised of division heads and members of senior management, and uses an established risk management framework to identify and characterize various risks based on the significance of their potential impact on the Company's operations and reputation and the likelihood of occurrence. Such risks include internal and external financial, operational, strategic, technological, market, legal and regulatory risks. The Audit Committee reviews and discusses the Company's risk assessment and risk management policies annually. The head of Internal Audit and the external auditor provide regular reports to the Audit Committee regarding the internal and external audit plans and the results of on-going audits, as well as a report on Sarbanes-Oxley compliance. To ensure candid and complete reporting, the Audit Committee meets in separate executive sessions with management, the head of our Internal Audit Department and the external auditors at least twice annually.

        Each standing committee, including the Audit Committee, reports its actions to the full Board at least annually and the Board receives financial and operational reports from senior management, including updates regarding legal, regulatory and compliance matters from the General Counsel, at each meeting, which enables coordination of the risk oversight function. The risk oversight function is also supported by our Chief Executive Officer and Chairman of the Board, whose industry leadership, tenure and experience provide a deep understanding of the risks that the Company faces. Collectively, these processes are intended to provide the Board as a whole with an in-depth understanding of risks faced by the Company and enables the Board to provide direction to the Audit Committee and senior management with respect to its approach to identifying, assessing, monitoring and mitigating material risks. The Board believes that the combination of a single Chairman of the Board and Chief Executive Officer, who has an integral role in our day-to-day risk management processes, a Lead Independent Director, the Audit Committee, and an experienced senior management team provide the appropriate leadership to assist in effective risk oversight by the Board.

Risk Analysis of Compensation Policies and Practices

        The Compensation Committee assessed, with the assistance of management, the Company's compensation policies and practices to determine whether these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

        This assessment included a review of the Company's executive and broad-based employee compensation programs, the identification of potential risks that could result from such policies and practices, the identification of factors and controls that mitigate those risks, and an analysis of the potential risks against mitigating factors and controls and the Company's business strategies and objectives. Based on this assessment, the Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In its assessment and conclusion, the Compensation Committee considered the following design features, among others:

  •
  Overall compensation levels are competitive with the market.

  •
  The use of multiple financial performance measures that are quantifiable and measurable.

  •
  The use of performance goals that are reasonable in light of past performance and market conditions.

  •
  Oversight by a Compensation Committee comprised of independent, non-employee directors with the ability to use negative discretion in determining compensation levels.

  •
  The use of long-term equity incentive awards, which comprise a significant portion of total annual incentive compensation and is paid in the form of restricted stock that typically vests over a four-year period, and our stock ownership requirements align the long-term interests of our named executive officers with those of our stockholders.

  •
  The ability of management to exercise discretion to reduce payouts, including in connection with extraordinary or unanticipated events.

  •
  Multiple internal controls and approval processes intended to prevent manipulation of performance.

2013 Audit, Compensation and Corporate Governance Committees

        The Board has an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

        For 2013, upon the recommendation of the Corporate Governance Committee, the Board appointed the following members to serve on these committees:

  •
  Audit, comprised of Sharilyn S. Gasaway, Dennis E. Logue, Michael F. Morrissey and Jerry W. Walton. Mr. Morrissey served as Chairman of the Audit Committee in 2013.

  •
  Compensation, comprised of Alan W. Kosloff, Michael F. Morrissey, James M. Raines and Jerry W. Walton. Mr. Walton served as Chairman of the Compensation Committee in 2013.

  •
  Corporate Governance, comprised of Sharilyn S. Gasaway, Thomas C. Godlasky, Alan W. Kosloff, Dennis E. Logue, Michael F. Morrissey, James M. Raines, Ronald C. Reimer and Jerry W. Walton. Mr. Kosloff served as Chairman of the Corporate Governance Committee in 2013.

        Additionally, as Lead Independent Director, Mr. Kosloff served as an advisory member of the Audit Committee.

        Audit Committee.    The Audit Committee (1) appoints, terminates, retains, compensates and oversees the work of the independent registered public accounting firm, (2) pre-approves all audit, review and attest services and permitted non-audit services provided by the independent registered public accounting firm, (3) oversees the performance of the Company's internal audit function, (4) evaluates the qualifications, performance and independence of the independent registered public accounting firm, (5) reviews external and internal audit reports and management's responses thereto, (6) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (7) oversees the Company's compliance with legal and regulatory requirements, (8) reviews the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" set forth in periodic reports filed with the SEC, (9) discusses with management earnings press releases, (10) meets with management, the internal auditors, the independent auditors and the Board, (11) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting and internal control matters of the Company, (12) oversees the receipt, investigation, resolution and retention of all complaints submitted under the Company's Whistleblower Policy, (13) produces an annual report for inclusion in the Company's proxy statement, and (14) otherwise complies with its responsibilities and duties as stated in the Company's Audit Committee Charter.

        The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NYSE corporate governance listing standards and SEC requirements. The Board has also determined that Ms. Gasaway and Messrs. Morrissey and Walton are audit committee financial experts as defined by the SEC. The Board determined that these members acquired the attributes of an audit committee financial expert through their experience in preparing, auditing, analyzing or evaluating financial statements containing accounting issues as generally complex as the Company's financial statements; actively supervising one or more persons engaged in such activities; and their experience of overseeing or assessing the performance of companies and public accountants with respect to the preparation, auditing or evaluation of financial statements. In 2013, the Audit Committee met six times. All of the members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see "Audit Committee Report" below.

        Compensation Committee.    The Compensation Committee (1) determines and approves the compensation of the Company's senior executive officers, including the Chief Executive Officer, (2) reviews and approves the annual performance goals and objectives and rewards outstanding performance of the Company's senior executive officers, including the Chief Executive Officer, (3) establishes and certifies the achievement of performance goals, (4) oversees the Company's incentive compensation and other equity-based compensation plans, (5) reviews and approves compensation recommendations for the Company's non-management directors, (6) assesses the adequacy and competitiveness of the Company's executive and director compensation programs, (7) reviews and discusses with management the "Compensation Discussion & Analysis" and recommends whether such analysis should be included in the Company's proxy statement filed with the SEC, (8) produces an annual report on executive compensation for inclusion in the Company's proxy statement, and (9) otherwise complies with its responsibilities and duties as stated in the Company's Compensation Committee Charter.

        Pursuant to its charter, the Compensation Committee may appoint subcommittees for any purpose that the Compensation Committee deems appropriate and delegate to such subcommittees such power and authority as the Compensation Committee deems appropriate; however, (1) no subcommittee shall consist of fewer than two members, and (2) the Compensation Committee may not delegate to a subcommittee any power or authority required by any law, regulation or corporate governance listing standard to be exercised by the Compensation Committee as a whole. At this time, the Compensation Committee does not intend to delegate its powers and authority to any subcommittee in the foreseeable future.

        The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of the Chairman of the Board and the Company's Secretary. Compensation Committee meetings are regularly attended by several of the Company's officers, including the Chief Executive Officer. Independent advisors and the Company's legal, accounting and human resources departments support the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has sole authority under its charter to retain, compensate and terminate independent advisors as it deems necessary to assist in the fulfillment of its responsibilities. For more detail on the Compensation Committee, including its role, see "Compensation Discussion & Analysis" and also "Compensation Committee Report" below.

        None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all of the members of the Compensation Committee satisfy the independence requirements of the NYSE corporate governance listing standards and SEC requirements. Additionally, all of the members of the Compensation Committee qualify as "non-employee directors" for purposes of SEC requirements, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code.

        The Compensation Committee met four times in 2013 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chief Executive Officer and Chairman of the Board. The Compensation Committee also acted by unanimous written consent on two occasions in 2013. All of the members attended at least 75% of the Compensation Committee meetings.

        Corporate Governance Committee.    The Corporate Governance Committee (1) annually reviews the Company's Corporate Governance Guidelines, (2) assists the Board in identifying, screening and recruiting qualified individuals to become Board members, (3) proposes nominations for Board membership and committee membership, (4) assesses the composition of the Board and its committees, (5) oversees the performance of the Board and committees thereof, and (6) otherwise complies with its responsibilities and duties as stated in the Company's Corporate Governance Committee Charter.

        The Board has determined that all of the members of the Corporate Governance Committee satisfy the independence requirements of the NYSE corporate governance listing standards. The Corporate Governance Committee met two times in 2013. All of the members attended at least 75% of the Corporate Governance Committee meetings.

Compensation of Directors

        The Compensation Committee reviews annual compensation for directors who are not officers or employees of the Company or its subsidiaries (the "Outside Directors"). The Company uses a combination of cash and equity compensation to attract and retain qualified candidates to serve on the Board. All amounts are pro rated if a director joins the Board after the commencement of the directors' fiscal year. Outside Directors are not compensated for the execution of written consents in lieu of Board and committee meetings.

        In setting Outside Director compensation, the Compensation Committee considers the significant amount of time that directors spend in fulfilling their duties to the Company, as well as the skill level required of Board members. The Compensation Committee also periodically (typically every other year)

reviews competitive compensation data and analysis provided by Frederic W. Cook and Co., Inc. ("FWC"), the Compensation Committee's independent compensation consultant. In determining Outside Director compensation for 2013, the Compensation Committee retained FWC to provide competitive compensation data and analysis of our Outside Director compensation, including retainers, meeting fees and equity compensation awards, as compared to that paid to the non-employee directors of the Company's peer group. The companies included in this peer group are listed in "Peer Group Analysis" in the "Compensation Discussion & Analysis" below. In determining Outside Director compensation for 2013, the Compensation Committee considered the current compensation structure for Outside Directors, market trends with respect to director compensation, including committee retainers vs. individual meeting fees, and Company stock performance. The Compensation Committee then determined that 2013 cash and equity compensation would remain flat with 2012 levels. The Board, upon the recommendation of the Compensation Committee, approves annual compensation for Outside Directors.

Cash Compensation

        For 2013, Outside Directors received the following cash compensation (paid in January of each year or upon election to the Board):

  •
  An annual retainer of $55,500, other than the Lead Independent Director, who received an annual retainer of $110,000;

  •
  Meeting fees of $2,000 for each Board meeting attended; and

  •
  Meeting fees of $1,500 for each committee meeting attended, other than the Chairman of each committee, who received fees of $3,000 per committee meeting.

        The Company also reimburses the Outside Directors for travel and lodging expenses, if any, incurred in attending meetings.

        Outside Directors may annually elect to convert all or a portion of their annual cash compensation into restricted shares of our Class A common stock under the Company's 1998 Non-Employee Director Stock Award Plan, as amended and restated.

Equity Compensation

        Equity awards are intended to provide deferred tax benefits to Outside Directors, increase their beneficial ownership in the Company, and more closely align their interests with those of our stockholders. Pursuant to the Stock Incentive Plan, Outside Directors are granted 5,000 restricted shares of the Company's Class A common stock upon their initial election to the Board. Following the first year of service, Outside Directors are granted $125,000 in restricted stock ($207,500 in restricted stock for the Lead Independent Director) based on the closing market price on the grant date, which is the first business day of January unless otherwise determined by the Board. Accordingly, Ms. Gasaway and Messrs. Godlasky, Logue, Morrissey, Raines, Reimer and Walton were each granted 3,459 shares of restricted stock, and Mr. Kosloff was granted 5,742 shares of restricted stock, on January 2, 2013. Restricted shares granted to Outside Directors do not have a purchase price, generally vest in 33 1/3% increments annually beginning on the second anniversary of the grant date, and are subject to accelerated vesting upon a change of control, death or disability. Mr. Reimer's 2013 award contains a one year vesting schedule due to his impending retirement from service on the Board in 2014 pursuant to the mandatory retirement age provision in the Company's Bylaws. Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally.

Other Personal Benefits

        In addition to the compensation outlined above, Outside Directors also receive the following benefits:

  •
  At their election, Outside Directors and their spouses are eligible to participate in the Company's group health insurance plan, which is generally available to all Company employees; a portion of the Outside Directors' premiums are paid for by the Company. Ms. Gasaway and Messrs. Godlasky, Kosloff, Raines, Reimer and Walton made this election for 2013.

  •
  On certain occasions, an Outside Director's spouse may accompany the Outside Director on Company aircraft when the director is attending Board or committee meetings; no incremental cost is incurred by the Company in these instances. The value of these benefits (calculated pursuant to Internal Revenue Service guidelines) is imputed as income to the Outside Director and included as taxable income on their Form 1099-MISC.

  •
  The Company maintains director and officer insurance coverage and provides Outside Directors with special indemnification rights in the form of an indemnification agreement that exceeds the general rights provided under our Certificate of Incorporation and Bylaws.

  •
  The Company also provides individual or family travel insurance policies for Outside Directors, as well as the senior executive officers, at a nominal cost.

  •
  Outside Directors receive occasional perquisites or personal benefits of reasonable value, such as commemorative items in connection with their Board service, holiday gifts and recreational benefits or other services and amenities when attending off-site Board meetings.

        The following table reflects the compensation paid to our Outside Directors for 2013.

2013 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Sharilyn S. Gasaway	78,500	125,008	-	-	-	360	203,868
Thomas C. Godlasky	75,500	125,008	-	-	-	240	200,748
Alan W. Kosloff,	136,000	207,516	-	-	-	360	343,876
Lead Independent Director
Dennis E. Logue	78,500	125,008	-	-	-	360	203,868
Michael F. Morrissey	90,500	125,008	-	-	-	1,365	216,873
James M. Raines	75,500	125,008	-	-	-	1,009	201,517
Ronald C. Reimer	72,500	125,008	-	-	-	2,156	199,664
Jerry W. Walton	87,500	125,008	-	-	-	240	212,748

(1)
Represents the grant date fair value computed in accordance with Accounting Standards Codification Topic 718 ("ASC 718"), "Stock Compensation," disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($36.14 for 2013 awards granted on January 2, 2013). As of December 31, 2013, Ms. Gasaway and Messrs. Godlasky, Kosloff, Logue, Morrissey, Raines, Reimer and Walton held 12,395, 12,395, 20,023, 12,061, 12,395, 12,061, 9,860 and 12,061 shares of unvested restricted stock, respectively.

(2)
Represents the following, including the aggregate incremental cost to the Company of all perquisites or personal benefits where applicable:
(a)
Travel insurance policy premiums for Ms. Gasaway and Messrs. Godlasky, Kosloff, Logue, Morrissey, Raines, Reimer and Walton of $360, $240, $360, $360, $360, $240, $360 and $240, respectively.
(b)
Tax gross-up reimbursement made by the Company in the amount of $1,005, $769 and $1,796 for Messrs. Morrissey, Raines and Reimer, respectively, related to taxable values imputed to such persons for personal use of Company aircraft related to the accompaniment of spouses on business travel of such directors, as determined for income tax purposes pursuant to Internal Revenue Service guidelines.

Code of Business Conduct and Ethics

        The Board has adopted a Corporate Code of Business Conduct and Ethics that applies to all of the Company's directors, officers and employees. The purpose and role of this code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the "Corporate Governance" page under the "Our Firm" tab on the "Investor Relations" section of its website at www.waddell.com any amendments or waivers of any provision of this code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board committees, non-employee director compensation and stock ownership guidelines.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company's Class A common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

        To the Company's knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during 2013 except that due to administrative errors, Mr. Bloss did not timely file one report reporting two reportable transactions and Mr. Sanders did not timely file one report reporting one reportable transaction.

Certain Relationships and Related Transactions

        The Corporate Governance Committee is charged with the responsibility of reviewing and pre-approving all "related-person transactions" (as defined in SEC regulations), and periodically reassessing any related-person transaction entered into by the Company to ensure its continued appropriateness. This responsibility is set forth in the Company's Corporate Code of Business Conduct and Ethics.

        Kurt A. Sundeen, the brother of John E. Sundeen, Jr., our Senior Vice President and Chief Administrative Officer – Investments, is an employee of the Company. For the 2013 fiscal year, Kurt Sundeen received an aggregate salary and bonus of $244,500, a matching contribution of $10,037 under the Company's 401(k) and Thrift Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Mr. K. Sundeen 2,362 shares of restricted stock in April 2013 with a grant date fair value of $102,015 calculated in accordance with ASC 718.

        Laura D. DeMaria, the sister-in-law of Michael D. Strohm, our Senior Vice President and Chief Operations Officer, is an employee of the Company. For the 2013 fiscal year, Ms. DeMaria received an aggregate salary and bonus of $152,200, a matching contribution of $6,081 under the Company's 401(k) and Thrift Plan, and participated in the Company's active employee flexible benefits plans, which are generally available to all Company employees. Additionally, the Company awarded Ms. DeMaria 638 shares of restricted stock in April 2013 with a grant date fair value of $27,555 calculated in accordance with ASC 718.

        The Corporate Governance Committee has reviewed and ratified the employment of Mr. K. Sundeen and Ms. DeMaria in accordance with Company policy. The Company does not view John E. Sundeen, Jr. or Michael D. Strohm as having a beneficial interest in these employment relationships that is material to them, nor does Mr. J. Sundeen or Mr. Strohm believe that he has a direct or indirect material interest in the employment relationship of his brother or sister-in-law, respectively.

Compensation Committee Interlocks and Insider Participation

        During the 2013 fiscal year, none of the Company's executive officers served on the board of directors of any entities whose directors or officers serve as a director of the Company. No current or past executive officers of the Company serve on the Compensation Committee.

 PRINCIPAL STOCKHOLDERS OF THE COMPANY

        The following table reflects all persons known to be the beneficial owner of more than 5% of the Company's Class A common stock as of December 31, 2013. Unless otherwise indicated in the footnotes below, "beneficially owned" means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Blackrock, Inc. (1) 40 East 52nd Street New York, NY 10022	5,410,395	6.35%
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	4,299,210	5.04%
The Vanguard Group (3) 100 Vanguard Boulevard Malvern, PA 19355	5,195,776	6.10%

(1)
These shares are owned by various investment advisory clients for whom Blackrock, Inc. serves as investment advisor. The reporting stockholder reports sole voting power with respect to 4,984,090 shares and sole investment power with respect to 5,410,395 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on January 31, 2014.
(2)
These shares are owned by various investment advisory clients for whom direct and indirect investment advisor subsidiaries of FMR LLC serve as investment advisor. The reporting stockholders report sole voting power and sole investment power with respect to 9,064 and 4,299,210 shares, respectively. Information relating to this stockholder is based on the stockholder's Schedule 13G/A filed with the SEC on February 14, 2014.
(3)
These shares are owned by various investment advisory clients for whom The Vanguard Group serves as investment advisor, or for whom direct investment advisor subsidiaries thereof serve as investment advisors. The reporting stockholder reports sole voting power with respect to 54,138 shares, sole dispositive power with respect to 5,147,638 shares and shared dispositive power with respect to 48,138 shares. Information relating to this stockholder is based on the stockholder's Schedule 13G filed with the SEC on February 12, 2014.

 COMPENSATION COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement.

Waddell & Reed Financial, Inc. Compensation Committee

2013 Members

Jerry W. Walton, Chairman
Alan W. Kosloff
Michael F. Morrissey
James M. Raines

 COMPENSATION DISCUSSION & ANALYSIS

        The following information contains statements regarding future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of the Company's executive compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

Introduction

        This Compensation Discussion & Analysis, among other things, provides an overview of our executive compensation program, sets forth the objectives and elements of our executive compensation program, and describes the 2013 executive compensation decisions with respect to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated executive officers, whom we refer to collectively as the "named executive officers."

Executive Summary

        The intellectual capital of our employees is collectively the most important asset of our firm. We invest in people – we hire qualified people, train them, motivate them to give their best thinking to the Company and our clients, and compensate them in a manner designed to motivate and retain them. As an asset manager, our financial results are primarily based upon the strength of our investment performance, the success of our marketing and distribution organization, and careful management of our expenses, all of which are directly dependent upon our people and the intellectual capital they bring to bear.

        We believe that the quality, expertise and commitment of our named executive officers are critical to enhancing the long-term value of the Company. To this end, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), upon the achievement of financial performance and individual contributions, that will attract, motivate and retain a high-performance executive team. The compensation awarded to our named executive officers is substantially dependent on corporate financial performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value.

        While the economic and market environments of 2012 were dominated by uncertainty surrounding an election year and the U.S. "fiscal cliff," the global equity markets, and particularly the U.S. equity market, performed well across 2013 as measured by an increase of more than 30% in the S&P 500 Index. During the year, U.S. corporate profitability remained strong, there were some signs of economic progress in parts of Europe and Japan that have been distressed for some time, and the Federal Reserve indicated a possible change in its stance on quantitative easing. Throughout the year, investors slowly returned to equity investments as the U.S. economy gradually gained momentum and the Federal Reserve maintained its accommodative monetary policy. The mutual fund industry followed suit with increased inflows to equity funds, although the average investor remained somewhat risk-averse. Again in 2013, our named executive officers leveraged our strength as an active asset manager to adjust to macroeconomic developments and record a number of significant and record-breaking achievements for the Company that advanced the long-term interests of our stockholders. Key highlights of the Company's 2013 performance (from continuing operations) include the following:

  •
  Our stock closed out 2013 at $65.12, resulting in total return of 91.9% for the year.

  •
  Earnings per share of $2.96, a 32% increase over 2012 and new all-time high.

  •
  Assets under management set a new high-water mark at $126.5 billion, a 31% increase from 2012.

  •
  Operating revenues were $1.4 billion, a 17% increase from last year's previous record high.

  •
  Despite another challenging environment, we achieved record annual sales of $29.8 billion across all distribution channels, 28% more than 2012 levels.

  •
  Our 8.8% organic growth rate in 2013 – our eighth consecutive year of positive organic growth – continued to outpace the industry's rate of 1.3% for long-term mutual funds in 2013.

  •
  Our operating margin increased to 28.1%, a multi-year high.

  •
  Our strong cash flow and liquidity position allowed us to return $168.2 million to stockholders in 2013 through $96.0 million in regular annual dividends and $72.2 million in stock repurchases, a payout ratio of 66.2%. Cash and investments at year end remained strong at $689.2 million, paving the way for a 21% increase in annual dividends beginning in 2014.

  •
  Ivy Funds ranked No. 1 in terms of performance for the 10-year rankings in the annual survey of "Best Mutual Fund Families" as ranked and published by Barron's; for the sixth consecutive year, Ivy Funds landed in the top five fund families for the five-year rankings. The Waddell & Reed Advisors Funds family ranked among the top 10 fund families over the one-, three- and five-year periods.

        The Compensation Committee (the "Committee") believes that our executive compensation program has played a significant role in our ability to drive financial results and the creation of stockholder value, which is demonstrated by the accomplishments of our executive team over the last fiscal year. Key aspects of our executive compensation program in 2013 include the following:

  •
  A majority of each named executive officer's total direct compensation – approximately 84% on average for 2013 – is "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each named executive officer's total annual incentive compensation (excluding Mr. Connealy, who did not receive an equity incentive award for 2013), – approximately 63% on average for 2013 – is comprised of an equity incentive award, which drives long-term performance and aligns the interests of our named executive officers with those of our stockholders.

  •
  With few exceptions, equity incentive awards are generally subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Company's Executive Incentive Plan incorporates multiple financial performance measures that are quantifiable and measurable.

  •
  Each named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Committee implemented stock ownership guidelines which, along with the design of equity incentive awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders. As of the date of this Proxy Statement, all of the named executive officers exceed these ownership guidelines.

  •
  The Company's Change in Control Employment Agreement with the Chief Executive Officer, initially entered into over 10 years ago, pays out only upon a double-trigger, which requires a termination in connection with a change in control. For a further description of this agreement, see "Potential Payments Upon Termination or Change In Control" below.

2013 Stockholder Vote on Executive Compensation

        In April 2013, the compensation paid to our named executive officers in 2012 was approved by over 95% of the votes cast on the proposal. The Committee considered the results of the advisory vote in reviewing our executive compensation program, noting the high level of stockholder support, and elected to continue the same principles in determining the types and amounts of compensation to be paid to our named executive officers in 2013. The Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

Compensation Program Objectives

        The Company's executive compensation program is intended to attract and retain highly qualified executive talent, provide rewards for the past year's performance, and provide incentives for future performance to drive the creation of stockholder value. More specifically, our executive compensation program objectives are to:

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  Attract, motivate and retain a high-performance executive team with the appropriate expertise and leadership to build and sustain long-term stockholder value;

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  Incentivize and reward short-term and long-term financial, strategic and individual performance that results in increased value for our stockholders; and

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  Align our executives' long-term interests with those of our stockholders.

        The investment management and financial services industries are extremely competitive and experienced professionals have significant career mobility. Our intellectual capital is our greatest asset. Our success, and that of our stockholders, depends on our ability to successfully engage a highly skilled and experienced executive team through a combination of career opportunities, a challenging work environment, and competitive compensation, particularly during the difficult financial and economic conditions experienced during recent years. Our named executive officers have developed over a number of years as a cohesive and complementary executive team and are considered an invaluable resource. Historically, we have sought to groom internal personnel for executive positions or recruited external candidates with a high degree of experience and knowledge of our industry, believing that executives with industry knowledge are more likely to excel. However, this limits the recruiting pool and makes retention a key focus of our compensation program.

        Considering these objectives and factors, the Committee has developed an executive compensation program that continues to be based on the following principles:

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  Compensation levels should be sufficiently competitive to attract, motivate and retain high caliber executives.

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  Appropriate levels of reward for performance should be tied to and vary with the Company's financial and operational performance, as well as individual performance.

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  A majority of total compensation should be "at risk" in the form of short-term and long-term incentive awards.

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  Long-term awards should constitute a significant portion of incentive awards to encourage executives to focus on the Company's long-term growth and prospects.

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  Retirement benefits should comprise an element of executive compensation, which the Committee believes provides a competitive advantage.

Elements of Our Compensation Program

        Each element of compensation paid to the Company's named executive officers is designed to support one or more of the objectives described above. Total compensation for the named executive officers consists of one or more of the following components:

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  Base salary;

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  Annual performance-based incentive awards, including a short-term cash award and long-term equity compensation award;

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  Deferred compensation;

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  Retirement benefits; and

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  Personal benefits and other perquisites.

How We Determine Compensation

        Each year, the Committee makes compensation decisions using an approach that considers total direct compensation (i.e., base salary, annual cash incentive awards and annual equity incentive awards). Base salary is generally the smallest component of total direct compensation, which results in a significant portion of our named executive officers' compensation being paid in "at risk" incentive compensation. Incentive compensation awards are awarded pursuant to our Executive Incentive Plan, which utilizes a cash bonus pool and a restricted stock bonus pool. The aggregate cash bonus pool is set at 6% of adjusted operating income and the aggregate restricted stock bonus pool is set at 420,000 shares of restricted stock, the maximum amounts of cash and restricted stock that can be awarded to all individuals participating in the Executive Incentive Plan. The maximum cash and equity incentive award each named executive officer is eligible to receive is calculated as the individual percentage of the cash bonus pool and restricted stock bonus pool allocated to each named executive officer by the Committee. Upon calculating the maximum cash and equity incentive awards each named executive officer is eligible to receive, the Committee may exercise its discretion, as it did in 2013, to pay actual bonus amounts that are less than those maximum amounts. In determining total direct compensation, the Committee reviews and considers one or more of the following:

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  The Company's financial and operational performance for the year;

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  Market survey information for comparable public and private asset managers;

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  Recommendations of the Company's Chief Executive Officer, based on individual performance and contributions;

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  The previous year's compensation levels for each named executive officer; and

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  Overall effectiveness of the executive compensation program.

        The Committee may also consider, as applicable, levels of sustained past performance, performance potential, retention risk and the value of the particular compensation element needed to keep an executive's level of total direct compensation competitive and consistent with our executive compensation program's objectives. Although there is no formal policy regarding the relationship of compensation among the named executive officers, the Committee also considers the appropriateness of each named executive officer's compensation relative to the other named executive officers to reflect differences in the scope of authority and responsibilities between executives. The actual cash and equity incentive award paid to each named executive officer is determined in the Committee's subjective judgment and discretion, based upon the above factors, and its assessment of such compensation's fairness and adequacy in achieving the objectives of our executive compensation program. This approach enables the Committee to be responsive to the dynamics of the labor market, including the need to retain and motivate a particular executive, and provides the Committee with flexibility to compensate our named executive officers in a way that reflects the influence and contributions of each executive individually to overall corporate performance and reinforces our pay-for-performance culture. See "Base Salary" and "Annual Performance-Based Incentive Awards" below for further information on base salaries and the methodology under which annual incentive awards are calculated.

Compensation Consultant

        The Committee has the authority to engage independent advisors to assist it in carrying out its responsibilities. In 2013, the Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consulting firm ("FWC"), to (i) review and assess competitive compensation information regarding total direct compensation and individual pay components for all senior executive officers, including the named executive officers, with respect to the Company's peer group, (ii) review and assess 2014 Outside Director compensation, and (iii) provide an analysis of Mr. Herrmann's Change in Control Employment Agreement. FWC did not provide any other additional services to the Company or management, meet with any members of management individually, or receive any payments from the Company, other than in its capacity as a consultant to the Committee in 2013. FWC has served as the Committee's compensation consultant since 2004. At the Committee's request, FWC provided the Committee with information regarding its independence pursuant to pending SEC and NYSE disclosure requirements regarding the independence of compensation consultants. This information, which addressed each of the six independence factors, affirmed the independence of FWC and the partners, consultants and employees who service the Committee on executive compensation issues.

Peer Group Analysis

        In making executive compensation decisions, the Committee evaluates its executive compensation program against a broad group of companies in the investment management and financial services industries representative of companies against which the Company competes for executive talent. As previously disclosed, in 2012, the Committee undertook, with the assistance of FWC, a review of the composition of our compensation peer group as a result of the stockholder vote on executive compensation at the 2012 annual meeting and feedback from proxy advisory services. Upon completion of the review and the recommendation of FWC, the Committee approved a revised peer group. With the assistance of FWC, the Committee compared the Company's executive compensation program in 2013 against this revised peer group, which consists of:

• Affiliated Managers Group, Inc.	• Franklin Resources, Inc.
• AllianceBernstein Holding L.P.	• GAMCO Investors, Inc.
• Calamos Asset Management, Inc.	• Janus Capital Group Inc.
• Eaton Vance Corp.	• Legg Mason, Inc.
• Federated Investors, Inc.	• T. Rowe Price Group, Inc.

        The Committee believes that the Company competes for market share, shelf space, mutual fund shareholders and institutional clients, executive talent and employees with each of these 10 publicly traded asset managers. Additionally, this peer group comprises 10 of the 35 companies in the SNL Asset Manager Index, a composite of publicly traded asset management companies used by SNL Financial for comparison purposes in preparing the Company's stock performance graph. The peer group does not include the 24 additional companies comprising the SNL Asset Manager Index due to their smaller size, business orientation and/or status as a foreign corporation. There were no changes in the peer group composition from 2012 to 2013.

        The Committee reviews compensation information of the peer group compared to that of the Company based on both the 1st through 5th most highly paid officer positions, and information comparing titled officer positions, if available. In evaluating competitive compensation information of the peer group, the Committee does not target our executives' compensation to be paid at a specific percentile or limit its overall evaluation of competitive compensation to a particular percentile, but does take into consideration, on a non-formulaic basis, various differences between the Company and the comparison companies, including measures such as market capitalization, number of employees, assets under management, revenues, income and profitability (income per $1 billion of assets under management).

        The Committee also reviews competitive compensation information obtained from McLagan Partners' Investment Management Survey (the "McLagan Survey"), a widely used and definitive source for compensation information for a significant number of public and private investment management and advisory firms. It provides detailed analyses of compensation for a greater depth of investment management employees than is available for our public peers and is specifically focused on the asset management industry. Confidentiality obligations to McLagan Partners and to its survey participants prevent us from disclosing the firms included in the surveys. In addition, the McLagan Survey maintains the confidentiality of individual company pay practices from other participants. The Committee reviewed the results of the McLagan Survey to account for differences in the scale and scope of operations of participant companies, evaluate the overall competitive position of the Company, as well as its position by business unit and by officer title, and to make comparisons on an officer by officer basis, where sufficient market data was available and an appropriate match of position and responsibilities could be made.

        The Committee considers the compensation information derived from the peer group and the McLagan Survey equally relevant and important, with neither source of information being a determining factor in setting executive compensation levels.

Management's Role in the Compensation Setting Process and Other Considerations

        Our Chief Executive Officer, Henry J. Herrmann, regularly attends Committee meetings, and advises the Committee regarding, among other things, the design and effectiveness of the Company's performance measures, the general competitiveness of our compensation program, information on the Company's business strategies and objectives, financial results and other measures of corporate performance, and historical context regarding the link between the Company's strategic goals and various elements of compensation. The Committee also requests Mr. Herrmann to evaluate the performance of the senior executive officers who report directly to him, including the other named executive officers, and to make recommendations to the Committee regarding their base salary levels and the form and amount of their annual cash incentive award and equity incentive award. In 2013, Mr. Herrmann did not make any recommendations with respect to his base salary or performance-based incentive awards.

        Mr. Herrmann's recommendations are based on his subjective evaluations regarding the individual performance and contributions of each of the other named executive officers in furthering the Company's success, building stockholder value and executing individual responsibilities, which may include:

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  Individual performance and contributions to financial and operational measures;

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  Operational management, such as project milestones and process improvements;

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  Internal working and reporting relationships that promote collaboration and teamwork;

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  Leadership, including the ability to develop and motivate employees and personal development; and

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  Individual expertise, skills and knowledge relevant to each executive's position and responsibilities, the potential to assume increased responsibilities, and long-term value to the Company.

        With respect to Mr. Herrmann's position and responsibilities, the Committee considers his company-wide oversight and management, execution and success of the Company's business and strategic initiatives during the difficult economic environment that has persisted over the past four years, the Company's financial and operating results, the creation of stockholder value, leadership of the investment management process, his years of industry experience, the size and complexity of the Company's business, and effective leadership of the Company's management team.

        The Committee does not assign individual weight or particular emphasis to any of the above factors; the emphasis placed on any specific factor or individual contribution may vary by named executive officer.

        Our Chief Financial Officer, Daniel P. Connealy, regularly attends Committee meetings and advises the Committee as necessary regarding the Company's financial results or accounting rules that are relevant to incentive compensation or other matters that come before the Committee, and provides the Committee with historical and prospective compensation information relevant to their determinations. Additionally, our General Counsel and Secretary, Wendy J. Hills, also regularly attends Committee meetings and provides advice regarding legal and corporate governance matters, details regarding our stock award and incentive compensation plans, and other requested information related to Committee discussions.

Analysis of 2013 Compensation

        The Committee's focus is to set competitive pay levels on an annual basis, and to ensure a significant portion of compensation is performance-based. Consistent with the philosophy that a majority of total direct compensation should be "at risk," the named executive officers received, on average, approximately 16% of their total direct compensation for 2013 in base salary and approximately 84% in variable incentive compensation (based on the grant date fair value of 2013 equity incentive awards).

2013 Operating Environment

        The high levels of concern over political and global economic uncertainty that served as an overhang on global markets in 2012 were substantially alleviated in 2013 following the U.S. presidential election and the resolution of the "fiscal cliff." During the year, economic conditions continued to improve in the U.S., as well as in parts of Europe and Japan. The Federal Reserve maintained its monetary policy on quantitative easing, improving economic conditions and corporate performance. The global equity markets, in particular developed markets, saw strong growth, with the S&P 500 Index increasing 30% for the year. However, emerging markets suffered through a volatile year, partially because of uncertainty regarding the Federal Reserve's plan to potentially scale back asset purchases. Investors remained somewhat risk-averse and under-invested in equities, but began to exhibit an appetite for re-risking their portfolios following the improving global equity markets.

        Despite ongoing global and market challenges in 2013, the Company produced strong results through the resilience of our investment management skill, the strength of our distribution model and a deep, diversified product line-up.

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  Our 8.8% organic growth rate contributed to year-end assets under management of $126.5 billion for 2013, an all-time high. Long-term performance of our mutual funds was solid with 84%, 73% and 80% of all mutual fund assets and 84%, 74% and 81% of all equity assets outperforming their Lipper peer group average on a one, three and five-year basis, respectively. Additionally, Ivy Funds ranked No. 1 in terms of performance for the 10-year rankings in the annual survey of "Best Mutual Fund Families" as ranked and published by Barron's; for the sixth consecutive year, Ivy Funds landed in the top five fund families for the five-year rankings. The Waddell & Reed Advisors Funds family ranked among the top 10 fund families over the one-, three-and five-year periods.

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  Annual sales of $29.8 billion increased 28% over 2012 led by our Wholesale channel's efforts, which contributed $21.4 billion, a 34% improvement over 2012 and new record high. The Wholesale channel continued to make meaningful progress in product sales diversification, with 20 strategies with more than $1 billion in total assets and 7 with more than $500 million in total assets by year end. Our Advisors channel achieved sales of $5.2 billion, its highest level to date and a 16% increase from 2012, while maintaining an 8.9% redemption rate, less than half of the 25.7% industry average. Advisor productivity improved 19% to an all-time high of $214,600 per advisor. Our Institutional channel's $3.1 billion in sales improved 14% from 2012, and institutional assets of $15.8 billion, an increase of 34% from 2012, marks a new record level of assets. Institutional search activity was robust, and we continued to see demand for products long marketed in that channel, plus growing demand for strategies that are relatively new to the channel.

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  The breadth and quality of our product line, and our flexibility and expertise in marketing it, were central to our success in 2013. While the mutual fund industry saw increased flows into equity funds in 2013, our broad product line allowed us to adapt to investor sentiment that remained somewhat equity-averse and help investors navigate a variety of market hurdles. This was evidenced by a 28% increase in combined sales across all distribution channels to $29.8 billion, the highest sales record to date. Those same channels experienced a 264% increase in net inflows last year from 2012. Although a broad return to equities highlighted overall industry sales in 2013, we experienced strong sales in virtually all asset classes — ranging from our asset allocation funds (such as Asset Strategy and Balanced) to fixed-income (High Income) and pure equity funds (Science & Technology and Mid-Cap Growth).

        Throughout the challenging financial markets, particularly with respect to ongoing growth challenges in much of the world and uncertainty tied to the Federal Reserve's quantitative easing monetary policy, we produced significant accomplishments in 2013. Management demonstrated its capacity to perform well by leveraging its investment management and marketing skills, which translated into record levels of net income, earnings per share, both operating revenues and income, and sustained organic growth for the eighth consecutive year. Strong performance across several other financial and operational measures included a 32% increase in earnings per share (our sixth consecutive year of increases), further expansion in our operating margin, and a 21% increase in our dividend payout rate to stockholders. We continue to work hard to ensure our firm's ability to compete, succeed and – most important – serve investors well across the many different market cycles and business challenges that companies in our business inevitably face.

Base Salary

        We provide our named executive officers with a base level of monthly income for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are reviewed annually by the Committee.

        Mr. Herrmann did not receive a salary increase for 2013 and has not received a salary increase since 2008. The Committee reviewed the base salary of each named executive officer for 2013 and, based on a determination that salary levels were sufficiently competitive and on Mr. Herrmann's recommendations, the Committee approved a merit increase in salary of approximately 7% for Mr. Connealy in recognition of the increased efficiencies and improved reporting capabilities achieved by the finance department. The Committee did not increase base salaries for the other named executive officers for 2013.

        For a further description of the base salaries paid to the named executive officers in 2013, please refer to the Summary Compensation Table below.

Annual Performance-Based Incentive Awards

        Our named executive officers are eligible to receive annual performance-based incentive awards under the Executive Incentive Plan. These incentive awards, granted from cash and restricted stock bonus pools, provide an incentive for consistent annual performance in building stockholder value, align our executives' interests with that of our stockholders, and encourage retention and a long-term commitment to the Company, all of which are reinforced by the vesting provisions of our equity incentive awards. The size of the bonus pools are determined upon the achievement of pre-established performance goals that are set by the Committee in the first quarter of each year.

        The Committee has discretion to designate the senior executive officers of the Company that are eligible to receive such incentive awards, as well as to set the percentage of the incentive bonus pools each participant is entitled to earn upon achievement of the performance goals, as discussed below. Notwithstanding the foregoing, the Committee may, in its discretion, award compensation that is not contingent upon the achievement of performance goals or reduce or eliminate entirely the amount of incentive awards payable to any participant upon attainment of the performance goals, but any such reduction may not increase the awards of another participant. In the event the Committee awards compensation that is not contingent upon the achievement of performance goals, the award may not be deductible by the Company under Section 162(m) of the Internal Revenue Code ("Section 162(m)").

        Determination of Bonus Pools.    Since 2003, performance-based incentive awards have been based on bonus pool formulas established under the Executive Incentive Plan. For 2013, the size of the bonus pool available for cash incentive awards was based upon 6% of the Company's 2013 "adjusted operating income," defined as net income increased by interest expense; federal, state and local income taxes; executive cash incentive awards; extraordinary or non-recurring losses; and losses from publicly-disclosed acquisitions in 2013 (of which there were none) and decreased by extraordinary or non-recurring gains, and gains from publicly-disclosed acquisitions (of which there were none), for a total of $24,856,500.

        Operating income is used by the Company and investors as a measure of the Company's underlying profitability and fluctuates with the Company's performance, which in turn creates a bonus pool that moves with the Company's performance. It is adjusted in order to provide a measure of performance that reflects the influence and contributions of each executive on a relatively equal basis and excludes items that, for example, may be disproportionately influenced by the business decisions of one executive more than others, or that are not indicative of our business and economic trends. This results in a measure of our executive officers' management of the Company's operating business as a whole. In setting the discretionary 6% threshold, the Committee considered industry practice, recommendations of the compensation consultant regarding the performance measure, the number of executive officers participating in the Executive Incentive Plan, historical operating results, the need to have the ability to reward extraordinary performance, when and if achieved, and cash incentive awards granted in prior years.

        Similar to prior years, equity incentive awards were based upon the attainment of a 40% "adjusted return on equity" or "adjusted ROE" defined as stockholders' equity increased by executive cash incentive awards, extraordinary or non-recurring losses, and losses from publicly-disclosed acquisitions in 2013 (of which there were none), and decreased by extraordinary or non-recurring gains, and gains from publicly-disclosed acquisitions in 2013 (of which there were none). The Company's adjusted ROE in 2013 was 69%. Return on equity is a measure of how well the Company uses stockholders' equity to generate net income. Upon the attainment of a 40% adjusted ROE, 420,000 shares of the Company's Class A common stock were eligible for issuance from the restricted stock bonus pool. In setting the discretionary 40% threshold and the maximum 420,000 share level, the Committee considered adjusted return on equity for the industry, the number of senior executive officers participating in the Executive Incentive Plan, historical equity incentive awards, the need to have the ability to reward extraordinary performance, when and if achieved, and the expected difficulty of achieving the desired results.

        The Committee annually reviews the discretionary maximums and thresholds of 6%, 40% and 420,000 shares of the Company's Class A common stock when it sets the performance goals, and did so in February 2013 for 2013 awards, subjectively determining that these amounts reflect industry standards, adequately fund potential bonuses, and provide sufficient capacity to reward extraordinary performance, when and if achieved. Additionally, the Committee believes that these amounts are reasonable and fair to the Company and all stakeholders.

        Percentage Allocations.    The maximum percentage of the bonus pools that each executive is eligible to receive is based on the Committee's subjective judgment and primarily determined relative to each individual's scope of authority and complexity of responsibilities. The Committee also takes into consideration internal equity within the bonus structures and the overall compensation structure of individual positions, such as commissions, current stock holdings or dividends.

        As the Company's Chief Executive Officer, Mr. Herrmann has comprehensive oversight and management responsibilities across the entire organization and is held primarily responsible for the Company's financial results. Our investment management division, which Messrs. Avery and Sanders oversee, and our distribution organization, which Mr. Butch oversees, represent the two business units with the most influence on our success and the creation of stockholder value. Messrs. Avery and Sanders also serve as portfolio managers for mutual funds collectively representing approximately 44% of the Company's assets at year end, and various institutional accounts for which they are eligible to receive cash commissions as described below under "Portfolio Manager Revenue Sharing."

        For 2013, the Committee designated Messrs. Herrmann, Connealy, Avery, Butch and Sanders eligible to earn 25%, 10%, 25%, 20% and 20%, respectively, of the cash bonus pool and 25%, 10%, 25%, 20% and 20%, respectively, of the restricted stock pool, consistent with the philosophy that individuals with greater roles and the ability to directly impact the Company's performance goals and long-term results should bear a greater proportion of the risk if our performance measures are not achieved.

        Use of Negative Discretion.    Pursuant to Section 162(m) and the Executive Incentive Plan, the Committee may exercise its discretion to pay actual bonus amounts that are less than the maximum amounts that the named executive officers are eligible to receive upon the achievement of the objective pre-established performance goals determined by the Committee. The maximum cash or equity incentive award that each named executive officer is eligible to receive, calculated as the percentage of the bonus pools assigned to each named executive officer, is not an expectation of actual bonus amounts that will be paid to the named executive officers, but a cap on the range of compensation ($0 to the maximum amount) that an individual may be paid while maintaining the tax deductibility of the bonus as "performance-based" compensation for purposes of Section 162(m). The maximum incentive award amount may be awarded under extraordinary circumstances or for extraordinary performance, although the Committee more often determines incentive awards that are less than the maximum amount the named executive officer is eligible to earn. This provides the Committee with the flexibility to compensate executives for truly exceptional performance without paying more than is necessary to incentivize and retain our named executive officers. The Committee believes that this bonus structure is in the best interests of stockholders because it enables the most prudent use of Company assets by maximizing the deductibility of performance-based compensation while empowering the Committee to pay only those amounts it determines are necessary to appropriately compensate executives.

        2013 Performance-Based Incentive Awards.    In determining 2013 incentive compensation awards, the Committee considered the Company's performance for the year and Mr. Herrmann's recommendations based on his assessment of the other named executive officers' individual performance and contributions.

        The Committee accepted Mr. Herrmann's recommendations with respect to 2013 cash incentive awards for the other named executive officers, and awarded Messrs. Herrmann, Connealy, Avery, Butch and Sanders awards of $3,300,000, $1,500,000, $1,750,000, $1,200,000 and $600,000, respectively. The cash incentive awards for Messrs. Herrmann, Avery and Butch in 2013 increased an average of 15.6% over 2012. The Committee determined that, based on his previously announced decision to retire in 2014, Mr. Connealy would not receive an equity incentive award for 2013 and increased his cash incentive award, which amounted to an increase of 150% from that of 2012. The award for Mr. Sanders in 2013 increased 100% from that of 2012 in order to provide competitive compensation related to his Chief Investment Officer position. The Committee believed that these cash incentive award amounts were appropriate in recognition of strong Company performance, including a number of record-setting operational metrics, and individual performance and contributions as described below.

        The Committee also accepted Mr. Herrmann's recommendations with respect to equity incentive awards for the other named executive officers, and awarded Messrs. Herrmann, Connealy, Avery, Butch and Sanders awards of 50,000, 0, 40,000, 35,000 and 30,000 shares of restricted stock, respectively. The Committee believes that equity incentive awards must be sufficient in size to provide a strong, long-term performance and retention incentive for executives, and to increase their vested interest in the Company. These equity incentive awards vest in 33 1/3% increments annually, beginning on the second anniversary of the grant date. The Committee granted these equity incentive awards pursuant to the Executive Incentive Plan from the shares reserved for issuance under the Stock Incentive Plan, as reported in the 2013 Grant of Plan-Based Awards Table below.

        The 2013 equity incentive awards for Messrs. Herrmann, Avery, Butch and Sanders were reduced by 50% from 2012 share amount levels based on the determination to grant equity compensation awards for 2013 equal in value to equity incentive awards for 2012. The 91.9% increase in the Company's stock price resulted in a 50% reduction in the number of shares granted to each named executive officer. On average, the aggregate value of equity incentive awards decreased by 6.5% for each of the named executive officers, other than Mr. Connealy, who did not receive an equity incentive award due to his retirement from the Company in 2014. The Committee believed that these equity incentive awards were appropriate consistent with the same rationale the Committee followed in determining cash incentive awards.

        The 2013 annual incentive compensation awards described above reflect the Committee's determination to (1) reward the named executive officers for the degree to which outstanding corporate and executive performance continued during 2013, particularly with respect to (i) our overall strong financial performance, including a number of record-setting metrics, (ii) the marked increase of assets under management to the highest level in Company history, and (iii) the Company's sustained gross sales momentum and competitive investment performance, and (2) reflect, as appropriate, differences in the named executive officers' scope of authority and responsibilities, the assumption of additional responsibilities, and an appropriate balance of total direct compensation between cash and equity.

        Mr. Herrmann discussed with the Committee the following individual performance considerations that impacted his award recommendations:

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  Mr. Connealy:  Mr. Connealy directs the finance division and oversees all financial matters for the Company, including financial performance, corporate performance measurement, and strategic planning and budgeting. He also oversees investor relations. Mr. Connealy's financial leadership was essential in maintaining cost controls throughout the organization, which helped the Company reach its highest level of earnings per share in its history during 2013. This continued focus on cost controls also helped the Company improve its operating margin to 28.1%, compared to 25.8% in fiscal year 2012. During the second half of 2013, the Company's operating margin reached a corporate goal of 30% set by management coming out of the global financial crisis in 2009. Mr. Connealy administered the Company's capital management initiatives during the year, including the return of nearly $168.2 million to shareholders through a combination of share repurchases and regular dividends, resulting in a payout ratio of 66.2% for the fiscal year. Mr. Connealy directed the successful closing of the Company's sale of its Legend subsidiaries in January of 2013. Mr. Connealy also oversaw several initiatives during 2013 to further improve the Company's reporting processes, management reporting capabilities, and enhance the Company's forecast and budget system.

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  Mr. Avery:  Mr. Avery was appointed President of the Company in 2011 and is charged with overall responsibility of the investment management division. Under Mr. Avery's leadership, our investment team successfully navigated what became the sixth consecutive year of challenging market environments. Relative long-term performance remained competitive, with over 84%, 73%

    and 80% of mutual fund assets under management outperforming their Lipper peer group average on a one-, three- and five-year basis, respectively, while performance of our equity funds was strong with 84%, 74% and 81% of our equity assets outperforming their Lipper peer group average on a one, three and five-year basis, respectively. Mr. Avery also has significant investment responsibilities throughout the organization, managing or co-managing over 20 investment products, including five mutual funds, the most notable of which is our flagship Ivy Asset Strategy fund, which composes 27% of our total assets under management, and 11 funds of funds and portfolios within the Ivy VIP Pathfinder and InvestEd families. Those funds of funds include three new VIP Pathfinder Managed Volatility portfolios introduced in August. In addition to his investment management responsibilities, Mr. Avery continues to play a key role in marketing the Company's funds through collaboration with our wholesalers. Mr. Avery spent his 33rd year with the firm in 2013, and his flagship Ivy Asset Strategy Fund returned 24.32% (Class A) in 2013, ranking second among 128 distinct portfolios in the fund's Morningstar World Allocation peer category.

  •
  Mr. Butch:  Mr. Butch is responsible for all aspects of the Company's distribution strategies and initiatives, including sales, marketing, product development, and management of the Company's broker/dealer subsidiaries and their strategic relationships with key business partners. In 2012, Mr. Butch assumed responsibility for the Institutional channel, in addition to his responsibilities for the Advisors and Wholesale channels, giving him executive management responsibility for all three distribution channels. Mr. Butch has demonstrated superior management skills in leading the growth in the Wholesale channel, as well as with respect to the increasing complexity of our retail distribution model. Under his leadership, distribution success continued to excel in 2013. In the Wholesale channel, the continuing focus on product sale diversification efforts resulted in 20 strategies with more than $1 billion in total assets and 7 with more than $500 million in total assets by year end. In the Advisors channel, sales volume reached $5.2 billion, the highest level in Company history, and productivity per advisor reached $214,600, an all-time high and 19% improvement over 2012. The redemption rate for this channel remains consistently low, at 8.9% in 2013, significantly below industry standard levels, lending to superior long-term profitability. Mr. Butch also led the development of a comprehensive branding strategy and campaign for the Ivy Funds, launched in the first quarter of 2011, and contributed to strengthening the Ivy Funds' identity and further supporting business development among its key constituencies in 2013.

  •
  Mr. Sanders:  Appointed Senior Vice President and Chief Investment Officer in February 2011, Mr. Sanders works in partnership with Mr. Avery and oversees our investment management division on a day-to-day basis, including the development of strong investment professionals and the direction of investment processes and organizational capabilities to support our long-term investment strategies. His role as Chief Investment Officer continued to expand in 2013 with the assumption of more administrative responsibilities in that role. Under Mr. Sanders' direction and guidance, our team of portfolio managers, analysts and traders employed a collaborative, research-based investment process that provided a strong foundation throughout 2013. Mr. Sanders also has multiple investment responsibilities, including the co-management of three of the Company's mutual funds and numerous institutional accounts for which he serves as portfolio manager, all of which comprise approximately $9.5 billion, or 7.5%, of our total assets under management. He is also extensively involved in proposals for new business and the on-going marketing process and servicing of institutional accounts in the large-cap growth arena, which include domestic and international accounts.

        The Committee believes that the levels of cash and equity incentive compensation awarded in 2013 appropriately reflect corporate performance and individual contributions and maintain a high level of incentive for retention and future performance, which is consistent with the Company's executive compensation objectives. This determination is guided by a basic formulaic process, but also involves the exercise of discretion and subjective judgment by the Committee taking into account the above referenced information. For a further description of the incentive awards paid to each of the named executive officers in 2013, please refer to the Summary Compensation Table below.

Deferred Compensation

        Shortly after our initial public offering in 1998, the Company determined that the retirement benefits that previously had been offered to certain executive officers under the benefit plans of our former parent company were insufficient. Based on this determination, the Company adopted the Supplemental Executive Retirement Income Plan, as amended and restated (the "SERP") to supplement retirement benefits provided by the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, as amended and restated (the "401(k) Plan") and the Waddell & Reed Financial, Inc. Retirement Income Plan, as amended and restated (the "Pension Plan"), to retain executive talent and to maintain a competitive total compensation package. At the time of adoption, three executives were eligible to participate in the SERP; Mr. Herrmann is the only participant who remains with the Company and participates in the SERP. In 2007, the Committee determined that retirement benefits payable under the Pension Plan and SERP were sufficient to provide Mr. Herrmann with adequate retirement income, and that therefore, no non-formula discretionary contribution would be made by the Company in future years.

        In addition, the Company administers the Portfolio Managers Deferred Compensation Plan, as amended and restated (the "Portfolio Managers Plan"). Designated portfolio managers and assistant portfolio managers are required to defer 30% of their annual cash bonus into selected hypothetical investment vehicles, which must include one or more of the mutual funds or series of mutual funds managed by the participant, and may include other equity or fixed income funds managed by the Company. Participants' accounts are annually credited (or charged) with an amount equal to the performance of the selected hypothetical investment vehicles since the last preceding year. Messrs. Avery and Sanders participated in the Portfolio Managers Plan as portfolio managers in years prior to 2011.

        For a description of material plan provisions and further information on SERP benefits payable to Mr. Herrmann and benefits payable to Mr. Sanders under the Portfolio Managers Plan, please refer to "Nonqualified Deferred Compensation Plans" below.

Retirement Benefits

        We provide retirement benefits to all of our employees, including the named executive officers, through the Pension Plan and the 401(k) Plan. These plans are designed in combination, along with the SERP, to provide an appropriate level of replacement income upon retirement.

        In 2013, the Company made matching contributions equal to $10,200 for each of the named executive officers under the 401(k) Plan. For a description of material provisions of the Pension Plan, please refer to "Pension Benefits" below.

Portfolio Manager Revenue Sharing

        Portfolio managers who manage institutional accounts with certain investment styles are eligible to participate in revenue sharing arrangements in recognition of their direct role in the sales process in the institutional sales market, as well as their continued role in client service throughout the life of the account. Under these arrangements, participating portfolio managers are eligible to receive a percentage, which decreases over a number of years, of the management fees earned by the Company, allocated among multiple portfolio managers who manage accounts of the same investment style. Specifically, participants share in up to 20% of the management fees generated during the first year, up to 15% during the second year and up to 5% thereafter for (1) new accounts owned by institutional clients, (2) contributions to such accounts equal to 20% or more of the account's market value at the time of such contribution, and (3) accounts with daily or weekly net contributions that aggregate, on the anniversary date of the account, to 10% or more of the account's market value. The percentage amount that participants are eligible to receive varies by investment style.

        Messrs. Avery and Sanders received revenue sharing compensation in 2013 related to their portfolio management responsibilities in 2013 as described in footnote 4(k) of the Summary Compensation Table below.

Personal Benefits and Other Perquisites

        The named executive officers are eligible to participate in the Company's active employee flexible benefits plans, which include medical, vision, life insurance, long-term disability coverage, and post-retirement medical benefits until age 65 and are generally available to all Company employees. Additionally, all of the Company's employees are entitled to vacation, sick leave and other paid holidays, and may be eligible for severance payments under a severance pay plan further described below. The Committee believes that the Company's commitment to provide the employee benefits summarized above recognizes that the health and well-being of the Company's employees contribute directly to a productive and successful work life that enhances results for the Company and its stockholders.

        The Company provides all full-time employees with (1) life insurance coverage equal to two times the sum of the employee's current base salary plus the prior year's bonus/commissions, up to a maximum of $2 million in coverage, and (2) long-term disability coverage equal to 60% of the employee's current base salary, plus the prior year's incentive compensation, up to a maximum annual benefit of $90,000 ($240,000 for designated senior executives based on job grade). However, Mr. Herrmann's life insurance coverage under the Company's general program is limited to $50,000 and is supplemented by an endorsement style split-dollar insurance policy, to provide Mr. Herrmann with competitive benefits and replace coverage that is not offered to him under the Company's group life insurance program. This policy is owned, and the premiums are paid, by the Company (with the beneficiary selected by Mr. Herrmann in the event of his death prior to a termination of his service) and is governed by an agreement that entitles Mr. Herrmann to elect to have the policy transferred to him following a termination of the agreement (other than due to death), provided that Mr. Herrmann pays to the Company the greater of the aggregate premiums that the Company has paid on the policy or the then net cash surrender value of the policy. In the event the policy remains in force until Mr. Herrmann's death, the Company is entitled to receive the greater of the then current net cash surrender value of the policy or the total of all Company-paid premiums to date. Mr. Herrmann is not entitled to any interest in the cash surrender value of this policy.

        For further information on the premiums paid on Mr. Herrmann's insurance policy, please refer to the Summary Compensation Table below.

        In addition to the personal benefits discussed above, the named executive officers receive the following perquisites:

  Company Aircraft

        Pursuant to the Company's Aircraft Policy, the named executive officers and other management employees are provided use of Company aircraft for business purposes. Additionally, pursuant to an executive security program established by the Committee and approved by the Board, the Company encourages Mr. Herrmann to use Company aircraft for personal as well as business travel when practicable. The other named executive officers are provided use of Company aircraft for personal travel in limited circumstances.

        From time to time, executives may be accompanied by family members invited to attend business functions, which is deemed "personal use" of the Company aircraft by the Internal Revenue Service for tax purposes. Although the Company does not incur any incremental costs for such "personal use," the taxable value of such use, calculated pursuant to Internal Revenue Service guidelines, is imputed as income to the named executive officers. We provide tax gross-up reimbursements relating to taxable values imputed to the named executive officers for such "personal use" of Company aircraft. The methodology used to determine the Company's incremental cost for personal aircraft usage is described in footnote 4(d) of the Summary Compensation Table below.

  Financial Services

        The Company provides each named executive officer with an allowance for financial counseling services, which may include financial, estate and/or tax planning, and tax preparation assistance. The Committee believes providing this perquisite allows the named executive officers to more efficiently manage their time and financial affairs and to focus more time and attention on the Company's business issues.

  Other Perquisites

        The Company also provides the named executive officers (1) reimbursement of country club membership dues, (2) an annual executive physical, (3) travel insurance policies for the named executive officers and, at their election, their immediate family members, and (4) access to tickets to various sporting, civic, cultural, charity and entertainment events if the event tickets are not otherwise being used for business purposes. For further information on perquisites received by the named executive officers in 2013, please refer to the "All Other Compensation" column of the Summary Compensation Table below.

        The Committee has determined to offer the above-described personal benefits and perquisites in order to attract and retain the named executive officers by offering compensation opportunities that are competitive with the Company's peers. The Committee believes these benefits and perquisites provide a more tangible incentive than an equivalent amount of cash compensation. In determining total compensation payable to the named executive officers for 2013, the Committee considered these benefits and perquisites. However, as these benefits and perquisites represent a relatively insignificant portion of the named executive officers' total compensation, they did not materially influence the Committee's decision in setting such officers' total compensation.

Equity Compensation Program in General

        The Company maintains an equity compensation program for key employees, including the named executive officers, in order to attract and retain employees who contribute to the Company's success, to provide incentives that enhance job performance, and to enable those persons to participate in the long-term success of the Company. In recent years, these awards have been in the form of restricted stock.

        Restricted stock awards typically vest in 33 1/3% increments annually, beginning on the second anniversary of the grant date. As disclosed in prior years' proxy statements, a limited number of awards have been granted that vest in 20%, 50% or 100% increments annually, beginning on the first anniversary of the grant date. All restricted stock awards are classified in the Company's financial statements as equity awards.

        The Committee has approved, and will continue to approve, all grants of equity compensation. Although Company management, including the Chief Executive Officer, makes recommendations to the Committee from time to time on the form and amount of equity incentive awards to be granted to Company employees, such awards are approved by the Committee; the Committee does not expect to delegate such approval authority to the Company's executive officers or any subcommittee in the foreseeable future. Additionally, the Committee determines the grant date of all equity incentive awards; the Company's executive officers may not unilaterally select the grant date of awards. In February 2013, at the same time the Committee approved the 2013 performance goals, the Committee set the grant date for the named executive officers' 2013 equity incentive awards as December 2013. The 2013 equity incentive awards for the named executive officers were granted on December 31, 2013, the last day of the performance period for which the incentive awards were earned. Equity incentive awards for all awardees, other than participants in the Executive Incentive Plan, are awarded on April 2nd of each year. The named executive officers receive their equity incentive awards in December, in lieu of April, for administrative purposes only.

        Notwithstanding the foregoing, grants of equity incentive awards have been made in months other than December and April on a very limited basis, but these occurrences did not involve grants to executive officers as an isolated group. The Company does not have a formal policy on timing equity incentive awards in connection with the release of material non-public information to affect the value of compensation. In the event that material non-public information becomes known to the Committee prior to granting equity incentive awards, the Committee will take the existence of such information under advisement and make an assessment in its business judgment whether to delay the grant of the award in order to avoid any impropriety.

Tax Considerations

        Section 162(m) places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company's Chief Executive Officer and the next three most highly compensated officers, excluding the Chief Financial Officer. However, compensation that is "performance-based" (i.e., compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the stockholders and is determined and administered by the Committee according to related regulations) is excluded from this $1,000,000 limitation and is deductible by the Company.

        In reviewing the effectiveness of the executive compensation program, the Committee considers the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits, including deductibility under Section 162(m). However, the deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Committee's control. For these and other reasons, including to maintain flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Committee will not necessarily, or in all circumstances, limit executive compensation to that which is deductible under Section 162(m) and has not adopted a policy requiring all compensation to be deductible.

        Section 280G of the Internal Revenue Code disallows the deduction of any "excess parachute payment" paid in connection with certain change in control events. A portion of the amount payable to Mr. Herrmann pursuant to his Change in Control Employment Agreement with the Company, including the excise tax gross-up described below, may constitute an "excess parachute payment" and will not be deductible by the Company. In contrast to Section 162(m), amounts payable in connection with a change in control transaction cannot easily be designed to avoid treatment as "excess parachute payments." Although the Committee is aware of the possibility of a lost deduction in connection with these payments and intends to take reasonable actions to preserve the deductibility of amounts payable to Mr. Herrmann to the extent possible, as further described in "Change in Control Employment Agreement with the Chief Executive Officer" below, the Committee does not believe it is appropriate for tax considerations to be determinative in the design of Mr. Herrmann's agreement.

        The Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. To this end, the Committee annually establishes performance criteria in an effort to ensure deductibility of the cash and equity incentive awards made under the Executive Incentive Plan. Base salary does not qualify as performance-based compensation under Section 162(m).

Stock Ownership Guidelines

        To reinforce the importance of aligning the financial interests of the Company's directors and named executive officers with stockholders, the Board has approved minimum stock ownership guidelines for the directors and executive officers, including the named executive officers. Directors are required to maintain stock ownership equal in value to five times such director's annual cash retainer. The Chief Executive Officer is required to maintain stock ownership equal in value to five times his base salary and the other executive officers are required to maintain stock ownership equal in value to three times their base salary. The value of minimum stock ownership that must be maintained is based upon, and shall be fixed at, the annual cash retainer or base salary paid at the time such director or executive officer initially becomes subject to such ownership guidelines. Directors and executive officers are expected to be in compliance with the applicable ownership level within five years of becoming subject to the ownership guidelines. Stock ownership includes shares of the Company's Class A common stock over which a director or executive officer has direct or indirect ownership or control, including restricted stock or funds invested in the Company's 401(k) stock fund, but does not include shares underlying stock options. Currently, all of our directors and executive officers are in compliance with these stock ownership guidelines.

Change in Control Employment Agreement with the Chief Executive Officer

        In December 2001, the Company entered into a Change in Control Employment Agreement with Mr. Herrmann (the "Agreement"). Except for Mr. Herrmann, none of the other named executive officers are a party to a change in control agreement. During 2013, the term of Mr. Herrmann's Agreement did not expire and was not extended, and the Agreement was not otherwise amended.

        The Agreement provides for what is commonly referred to as a "double-trigger," which requires that both (1) a "change in control," and (2) the termination of Mr. Herrmann's employment must occur before Mr. Herrmann receives any benefits under the agreement. Mr. Herrmann is not eligible to participate in our Severance Pay Plan for Home Office Employees. The only severance protection provided to Mr. Herrmann is upon a qualifying termination of his employment following a change in control of the Company.

        The Committee has determined that it is in the best interest of the stockholders to maintain this agreement in light of Mr. Herrmann's depth of knowledge, experience and tenure with the Company, his status as a leader within the Company and the industry, and the need to ensure stable management during any potential change in control. The Committee does not view the potential benefits conferred by the Agreement as additional elements of compensation due to the fact that a change of control may never occur. The Committee believes that the agreement permits Mr. Herrmann to focus his attention and energy on the Company's business without any distractions regarding the effects of a change in control, and assists the Company in maximizing stockholder value by allowing Mr. Herrmann to participate in an objective review of any proposed transaction and whether such proposal is in the best interest of the stockholders.

        None of the information related to this agreement and reviewed by the Committee was used in determining Mr. Herrmann's compensation. The Agreement stands on its own and was not related to any overall compensation objectives at the time it was adopted, other than retention, and did not affect the Committee's decisions regarding other compensation elements.

  •
  Cash Severance and Benefit Continuation:  The Agreement provides a lump sum cash payment equal to 2.99 times Mr. Herrmann's base salary and annual bonus and the continuation of benefits under our benefit and insurance plans for a period of three years following termination. In addition, he will receive a lump sum payment equal to the highest annual incentive bonus paid to him in the three-year period ending on the date of his termination. The payment will be pro rated for the number of days worked by Mr. Herrmann in the year of termination. Change in control events frequently result in internal restructuring and the termination of executive management employees.

    The Committee believes it is appropriate and in the best interests of our stockholders to ensure that Mr. Herrmann will receive a payment equal to his base salary and annual bonus and to receive the benefit continuation that he would, but for his termination, have received during a fixed period following the change in control. Pursuant to the terms of the agreement, this period is three years, which the Committee believes is appropriate because it provides a substantial, but not an excessive, payment to Mr. Herrmann if he incurs a qualifying termination following a change in control.

  •
  Additional Retirement Benefits:  The Agreement also provides a lump sum cash payment equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans. The period during which these benefits are provided is the same fixed period described above with respect to cash severance and benefits continuation. Pursuant to the same rationale as described above, the Committee believes it is appropriate to provide to Mr. Herrmann an approximation of the tax-qualified and non-qualified retirement benefits he would have received had he continued employment with the Company for the same three year period of time determined to be appropriate by the Committee.

  •
  Extended Exercise Period for Options:  Pursuant to the Agreement, all vested equity-based awards granted under the Company's stock incentive plans will be exercisable for the remainder of their respective terms. Our stock option awards generally remain exercisable for a period of three months following a termination of employment with "cause" (as defined below) by the Company. All of Mr. Herrmann's outstanding stock options were exercised prior to December 31, 2009.

  •
  Tax Gross-Up Payment:  The Agreement provides for a tax gross-up payment in the event Mr. Herrmann is subject to the excise tax imposed on certain "excess parachute payments." The Committee believes that the tax gross-up provisions of the Agreement are appropriate to ensure that Mr. Herrmann receives the full value of the payments and benefits available under the Agreement. The Committee believes that the Agreement is structured to provide balanced and appropriate post-change in control severance benefits that eliminate any potential tension between the interests of our Chief Executive Officer and our stockholders. The imposition of the punitive taxes imposed by Section 4999 of the Internal Revenue Code on "excess parachute payments" significantly and adversely upsets that balance. Therefore, the Committee believes it is necessary, in order to satisfy its objectives in entering into the Agreement, to shield Mr. Herrmann from the negative tax consequences imposed on "excess parachute payments."

        For a further description of the Agreement and potential payments thereunder, see "Potential Payments Upon Termination or Change In Control" below.

Executive Compensation in 2014

        In December 2013, Mr. Herrmann recommended to the Committee that executive salaries for 2014 remain flat with 2013 levels for the other named executive officers. The Committee accepted Mr. Herrmann's recommendations, and also did not increase Mr. Herrmann's base salary for 2014.

        On February 12, 2014, the Committee approved the 2014 performance goals pursuant to which performance-based incentive awards may be awarded to senior executive officers participating in the Executive Incentive Plan. Any such awards will be based on a cash bonus pool equal to 6% of our adjusted operating income and a 600,000 share restricted stock bonus pool that will be calculated in the same manner as awards granted for 2013. Participants in the Executive Incentive Plan will be eligible to receive allocations ranging from 10% to 25% of the cash bonus pool and 10% to 25% of the restricted stock bonus pool, as determined by the Committee. See "Analysis of 2013 Compensation" above for further information on the methodology under which 2014 awards will be calculated.

        The foregoing discussion primarily describes the compensation philosophies, principles and practices the Committee utilized in setting executive compensation for the 2013 fiscal year. In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

 EXECUTIVE COMPENSATION

Summary Compensation

        The following table summarizes total compensation awarded, paid or earned by our named executive officers who served in such capacities during 2011, 2012 and 2013.

        The named executive officers were not entitled to receive payments characterized as "Bonus" payments for the 2011, 2012 and 2013 fiscal years. Amounts reflected under "Non-Equity Incentive Plan Compensation" are performance-based cash incentive awards determined by the Compensation Committee in December of the respective year, based on performance goals set in February of the respective year.

        The named executive officers' aggregate base salaries accounted for, on average, approximately 15% of their total compensation for 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Henry J. Herrmann,	2013	1,000,000	-	3,256,000	-	3,300,000	68,191	153,385	7,777,576
Chief Executive	2012	1,000,000	-	3,482,000	-	3,000,000	18,440	127,520	7,627,960
Officer	2011	1,000,000	-	2,477,000	-	3,000,000	21,277	170,428	6,668,705
Daniel P. Connealy,	2013	450,000	-	0	-	1,500,000	64,590	23,775	2,038,365
SVP and Chief	2012	420,000	-	1,462,440	-	600,000	45,910	21,106	2,549,456
Financial Officer	2011	420,000	-	1,040,340	-	600,000	59,120	22,036	2,141,496
Michael L. Avery,	2013	680,000	-	2,604,800	-	1,750,000	105,965	164,307	5,305,072
President and	2012	680,000	-	2,785,600	-	1,500,000	139,700	231,715	5,337,015
Chief Investment	2011	680,000	-	1,981,600	-	1,500,000	158,415	232,389	4,552,404
Officer
Thomas W. Butch,	2013	600,000	-	2,279,200	-	1,200,000	54,048	80,891	4,214,139
EVP and Chief	2012	600,000	-	2,437,400	-	1,000,000	83,150	52,801	4,173,351
Marketing Officer	2011	600,000	-	1,733,900	-	1,000,000	81,813	38,267	3,453,980
Philip J. Sanders,	2013	525,000	-	1,953,600	-	600,000	101,894	385,286	3,565,780
SVP and Chief	2012	525,000	-	2,089,200	-	300,000	117,391	595,335	3,626,926
Investment Officer	2011	525,000	-	1,981,600	-	500,000	80,388	778,562	3,865,550

(1)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions. All awards are valued based on the closing market price of the Company's Class A common stock on the date of grant ($65.12 for awards granted December 31, 2013). Restricted stock awards are subject to accelerated vesting upon a change of control, death or disability.
(2)
For 2013, represents the cash incentive awards made under the Executive Incentive Plan, which are discussed in further detail under "Analysis of 2013 Compensation" set forth above in the "Compensation Discussion & Analysis."
(3)
For 2013, represents the actuarial increase in the present value of the named executive officers' benefits under the Pension Plan, which were determined based on a lump sum discount rate of 4.22% at December 31, 2012 and 4.97% at December 31, 2013, retirement age of 65 (or current age if greater), Internal Revenue Code Section 417(e) prescribed 2014 mortality rates and discount rate of 5.5% for lump sum conversion, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2014. For Mr. Sanders, the amount disclosed includes (i) $41,255 representing the actuarial increase in the present value of his benefit under the Pension Plan, and (ii) $60,639 representing above-market earnings on nonqualified deferred compensation, reflecting earnings in excess of 120% of the applicable federal long-term rate, assuming monthly compounding, of 2.38%.
(4)
For 2013, represents the following, including the aggregate incremental cost to the Company of all perquisites or personal benefits where applicable:
(a)
Amounts for executive financial, tax or estate planning of $8,418, $1,850 and $8,616 for Messrs. Herrmann, Connealy and Butch, respectively.
(b)
Country club membership dues of $9,252, $9,651 and $4,621 for Messrs. Herrmann, Connealy and Butch, respectively.
(c)
Convention allowance of $52,275 for Mr. Butch.
(d)
Amount for personal use of Company aircraft for Mr. Herrmann of $18,666. The value of personal aircraft usage reported above is based on the Company's direct operating costs. This methodology calculates our aggregate incremental cost based on the average weighted variable cost per hour of flight for fuel/oil expenses, mileage, trip-related maintenance, crew travel expenses, landing fees and other miscellaneous variable costs. Since the Company's aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as pilot salaries, the cost of the aircraft, depreciation and administrative expenses. On certain occasions, an executive's spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the named executive officer. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level ("SIFL") rates, which are determined by the U.S. Department of Transportation.

  (e)
  Tax gross-up reimbursement made by the Company in the amount of $6,619 and $1,738 for Messrs. Avery and Butch, respectively, related to taxable values imputed to them for personal use of Company aircraft as determined for income tax purposes pursuant to Internal Revenue Service guidelines.
  (f)
  Company contributions to the 401(k) Plan for Messrs. Herrmann, Connealy, Avery, Butch and Sanders of $10,200 each.
  (g)
  A supplemental split-dollar life insurance policy premium paid by the Company on behalf of Mr. Herrmann of $65,607.
  (h)
  Company contribution of $29,800 to Mr. Herrmann's SERP account.
  (i)
  Amounts for personal use of entertainment tickets for Messrs. Herrmann, Connealy, Avery, Butch and Sanders of $11,202, $1,834, $462, $1,210 and $176, respectively.
  (j)
  Executive physical of $1,871 for Mr. Butch.
  (k)
  Revenue sharing payments of $146,786 and $374,670 for Messrs. Avery and Sanders, respectively, related to portfolio management of institutional accounts.
  (l)
  Travel insurance policy premiums for Messrs. Herrmann, Connealy, Avery, Butch and Sanders of $240, $240, $240, $360 and $240, respectively.

        The direct costs of executive financial, tax or estate planning; country club membership dues; convention allowance; the value of personal use of corporate aircraft (based upon SIFL rates); tax gross-up reimbursements; and Mr. Herrmann's split-dollar life insurance policy are imputed to the named executive officers, as applicable, and included as taxable income on their Form W-2s.

Grants of Plan-Based Awards

        The following table reflects estimated possible payouts under incentive plans to the named executive officers during 2013. The Company's cash and equity incentive awards are granted to participants in the Executive Incentive Plan based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the fiscal year for which the performance goals are set. The Executive Incentive Plan is an annual plan; both cash and equity incentive awards are determined, and generally paid (in the case of cash incentive awards) and granted (in the case of equity incentive awards), in the same fiscal year that such awards were earned.

        The named executive officers are eligible to earn a maximum cash and equity incentive award for the fiscal year, calculated as certain percentages of the cash bonus pool and the restricted stock bonus pool assigned to each named executive officer. For 2013, Messrs. Herrmann, Connealy, Avery, Butch and Sanders were eligible to receive a maximum of 25%, 10%, 25%, 20% and 20%, respectively, of the cash bonus pool and 25%, 10%, 25%, 20% and 20%, respectively, of the restricted stock bonus pool.

        Dividends are paid on awards of restricted stock at the same rate as is paid to all stockholders generally. Pursuant to ASC 718, the right to receive dividends is included in the calculation of the grant date fair value of the equity incentive awards set forth in the following table.

        For more detailed information regarding awards paid to the named executive officers, please refer to "Analysis of 2013 Compensation" set forth in the "Compensation Discussion & Analysis" above.

 2013 GRANTS OF PLAN-BASED AWARDS TABLE

								All Other Stock Awards:	All Other Option Awards:
					Estimated Possible Payouts Under Equity Incentive Plan Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
								Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)
Name	Grant Date	Thres- hold ($)	Target ($)(1)	Maximum ($)(2)	Thres- hold (#)	Target (#)(1)	Maximum (#)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Henry J.	12/31/13				0	52,500	105,000	-	-	-	3,256,000
Herrmann		0	3,107,063	6,214,125
Daniel P.	12/31/13				0	21,000	42,000	-	-	-	0
Connealy		0	1,242,825	2,485,650
Michael L.	12/31/13				0	52,500	105,000	-	-	-	2,604,800
Avery		0	3,107,063	6,214,125
Thomas W.	12/31/13				0	42,000	84,000	-	-	-	2,279,200
Butch		0	2,485,650	4,971,300
Philip J.	12/31/13				0	42,000	84,000	-	-	-	1,953,600
Sanders		0	2,485,650	4,971,300

(1)
Represents the mid-point of the threshold and maximum possible payout amounts.
(2)
Represents the maximum cash incentive award each named executive officer was eligible to receive for 2013 under the percentage assigned to each such officer for the cash bonus pool. For 2013, Messrs. Herrmann, Connealy, Avery, Butch and Sanders earned cash incentive awards of $3,300,000, $1,500,000, $1,750,000, $1,200,000 and $600,000, respectively. These awards are reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above.
(3)
Represents the maximum equity incentive award each named executive officer was eligible to receive for 2013 under the percentage assigned to each such officer for the restricted stock bonus pool. For 2013, Messrs. Herrmann, Connealy, Avery, Butch and Sanders earned equity incentive awards of 50,000, 0, 40,000, 35,000 and 30,000 shares of restricted stock, respectively, which vest in 33 1/3% increments annually beginning on the second anniversary of the grant date. All awards are subject to accelerated vesting upon a change of control, death or disability.
(4)
Represents the grant date fair value computed in accordance with ASC 718, disregarding any forfeiture assumptions and based on the number of shares of restricted stock actually granted upon achievement of the applicable performance criteria and the closing market price of the Company's Class A common stock on the December 31, 2013 grant date, which was $65.12.

Outstanding Equity Awards At Fiscal Year-End

        The following table reflects outstanding stock options and shares of restricted stock held by the named executive officers as of December 31, 2013, the value of which is determined based on the number of shares of restricted stock granted and the $65.12 closing market price of the Company's Class A common stock on December 31, 2013.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
Henry J. Herrmann	-	-	-	-	-	20,000	(2)	1,302,400	-	-
						66,666	(3)	4,341,290
						100,000	(4)	6,512,000
						50,000	(5)	3,256,000
Daniel P. Connealy	-	-	-	-	-	15,000	(2)	976,800	-	-
						28,000	(3)	1,823,360
						42,000	(4)	2,735,040
Michael L. Avery	-	-	-	-	-	26,333	(2)	1,714,805	-	-
						53,333	(3)	3,473,045
						80,000	(4)	5,209,600
						40,000	(5)	2,604,800
Thomas W. Butch	-	-	-	-	-	23,666	(2)	1,541,130	-	-
						46,666	(3)	3,038,890
						70,000	(4)	4,558,400
						35,000	(5)	2,279,200
Philip J. Sanders	-	-	-	-	-	60,000	(4)	3,907,200	-	-
						30,000	(5)	1,953,600
						19,000	(6)	1,237,280

(1)
All unvested shares of restricted stock for Messrs. Herrmann, Connealy and Butch have been transferred to their personal trusts, other than for value, for estate planning purposes.
(2)
These shares will vest on December 31, 2014.
(3)
These shares will vest in 50% increments on December 31st of 2014 and 2015.
(4)
These shares will vest in 33 1/3% increments on December 31st of 2014, 2015 and 2016.
(5)
These shares will vest in 33 1/3% increments on December 31st of 2015, 2016 and 2017.
(6)
These shares will vest on April 2, 2014.

Option Exercises and Stock Vested

        The following table reflects stock options held by the named executive officers that were exercised in 2013 and shares of restricted stock held by the named executive officers that vested during 2013.

2013 OPTION EXERCISES AND STOCK VESTED TABLE

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Henry J. Herrmann	-	-	53,334	3,473,110
Daniel P. Connealy	-	-	46,113	3,002,879
Michael L. Avery	-	-	85,003	5,535,395
Thomas W. Butch	-	-	76,337	4,971,065
Philip J. Sanders	-	-	79,000	4,289,210

(1)
The number of shares received by Messrs. Herrmann, Connealy, Avery, Butch and Sanders upon vesting of these awards, net of shares withheld by the Company to cover associated tax liabilities, were 28,561, 24,695, 44,670, 40,881 and 42,305 shares, respectively.
(2)
The value realized on vesting is based on the closing market price of the Company's Class A common stock on the vesting date.

Pension Benefits

        The Pension Plan is a tax-qualified, non-contributory pension plan that covers all eligible employees of the Company who are 21 years of age or older and have one or more years of credited service. Benefits payable are generally based on a participant's years of credited service and their highest average earnings in any five consecutive years during the last ten years of service prior to retirement, or their "5-year average earnings." The retirement benefit amount payable upon normal retirement is calculated as (1) 2% of a participant's 5-year average earnings for each year of credited service (up to a maximum of 30 years), plus (2) 1% of a participant's 5-year average earnings for each additional year of credited service in excess of 30 years (up to a maximum of ten years); this amount is then reduced by a social security offset.

        Earnings used to determine benefits include the amount shown in the "Salary" column of the Summary Compensation Table, but exclude all other elements of compensation and, for 2013, may not exceed $255,000 per year pursuant to limitations under the Internal Revenue Code. Because of this limitation, the compensation used to determine benefits payable under the Pension Plan for each of the named executive officers is $255,000.

        Benefits under the Pension Plan vest 100% after five years, and are payable monthly for the retiree's lifetime beginning at age 65, or in a reduced amount as early as age 55 with at least ten years of credited service. Messrs. Herrmann and Connealy are currently eligible for normal retirement under the Pension Plan. Messrs. Avery and Butch are the only named executive officers eligible for early retirement; the early retirement reduction is 1/180th for each of the first 60 months preceding age 65, and 1/360th for each additional month. Upon a participant's retirement, benefits under the Pension Plan may be paid (1) pursuant to a variety of annuity options, which provide benefits during the retiree's lifetime and generally provide continuing benefits to a surviving spouse or other beneficiary, or (2) in a lump sum, which provides for an immediate lump sum equal to the actuarial value of the retiree's future benefits in lieu of receiving those benefits over their lifetime.

        Messrs. Herrmann, Connealy, Avery, Butch and Sanders are credited with 40, 9.7, 32.65, 14 and 15 years of service, respectively. Under the Pension Plan, participants cannot be credited with years of service in excess of their actual years of service with the Company.

        The following table reflects the actuarial present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such officer, under the Pension Plan. These benefits were determined using a lump sum discount rate of 4.22% at December 31, 2012 and 4.97% at December 31, 2013, a retirement age of 65 (or current age if greater), Internal Revenue Code Section 417(e) prescribed 2014 mortality rates and discount rate of 5.5% for the lump sum conversion, and other assumptions set forth in footnote 10 to the Company's audited financial statements for the fiscal year ended December 31, 2013 included in the Company's Annual Report on Form 10-K filed with the SEC on February 28, 2014. Benefits reflected below are estimates; the actual benefit payable is determined upon retirement or termination from the Company.

2013 PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Henry J. Herrmann	Pension Plan	40	1,569,524	0
Daniel P. Connealy	Pension Plan	9.7	473,449	0
Michael L. Avery	Pension Plan	32.65	1,261,467	0
Thomas W. Butch	Pension Plan	14	482,066	0
Philip J. Sanders	Pension Plan	15	447,681	0

(1)
Mr. Herrmann has 42 years of actual service to the Company and 40 years of credited service under the Pension Plan. He does not receive credit for two years of service provided to the Company prior to January 1, 1974, the date upon which the Pension Plan was initially adopted by the Company, or additional benefits resulting from this difference.

Nonqualified Deferred Compensation Plans

        SERP

        The SERP is a non-qualified defined contribution deferred compensation plan that provides benefits to certain senior executive officers that are precluded under the 401(k) Plan and the Pension Plan. Currently, Mr. Herrmann is the only employee eligible to participate in the SERP.

        Under the SERP, each calendar year the Company credits Mr. Herrmann's SERP account with (1) an amount equal to 4% of his base salary, less the amount of the maximum annual employer matching contribution that could be made on Mr. Herrmann's behalf under the 401(k) Plan, and (2) a non-formula discretionary contribution, as determined by the Compensation Committee in its discretion, which could be zero. Additionally, each calendar year, Mr. Herrmann's SERP account is credited (or charged) with an amount equal to the performance of certain hypothetical investment vehicles since the last preceding year. These hypothetical investment vehicles are generally available to Company employees participating in the 401(k) Plan; the rate of return for Mr. Herrmann's investment election was 0.02% for 2013. Upon Mr. Herrmann's separation (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code), or at such other time based on a pre-existing election by him, benefits accumulated under the SERP are payable in installments or in a lump sum. As previously disclosed in 2007, the Compensation Committee does not intend to make any non-formula discretionary contributions to Mr. Herrmann's SERP account in the foreseeable future, and no such contribution was made in 2013.

        Portfolio Managers Plan

        Under the Portfolio Managers Plan, designated portfolio managers and assistant portfolio managers are required to defer 30% of their annual cash bonus into selected hypothetical investment vehicles, which must include one or more of the mutual funds or series of mutual funds managed by the participant, and may include other equity or fixed income funds managed by the Company. Participants' accounts are annually credited (or charged) with an amount equal to the performance of selected hypothetical investment vehicles since the last preceding year. Mandatory deferrals required under the plan are protected against investment losses to the extent the aggregate amount distributed from the plan with respect to a deferral is less than the initial deferral amount. Except as otherwise provided in the plan, cash bonus awards deferred under the plan are forfeitable in the discretion of the committee administering the plan if the participant is terminated by the Company or resigns (other than due to retirement). Generally, amounts deferred under the plan and not previously withdrawn are payable in a lump sum within 90 days upon a participant's retirement, total disability, death, resignation or termination without cause (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). "Retirement" means the date of a participant's resignation on or after the later of his or her 55th birthday or the third anniversary of participation in the plan. Additionally, at the participant's election, in-service withdrawals begin in the fourth plan year. All distributions and withdrawals under the plan will be made in cash or other property at the plan administrator's discretion. Mr. Sanders is a portfolio manager for three of the Company's mutual funds, and as such, participated in this plan in prior years; however, effective 2011, he is no longer subject to mandatory deferrals under this plan, although he will continue to receive distributions of previously deferred compensation until all such compensation is paid out. For 2013, Mr. Sanders selected the Ivy VIP Portfolios Growth fund and a composite index comprised of all non-fund large cap growth institutional accounts as his investment vehicles, in 50% allocations each, which had a blended 36.209% rate of return in 2013. As previously disclosed, Mr. Avery is a former participant in the Portfolio Managers Plan and received his final distribution in 2011. Except for Mr. Sanders, none of the other named executive officers participate in the Portfolio Managers Plan.

        The following table reflects nonqualified deferred compensation payable to the named executive officers under the SERP and the Portfolio Managers Plan, as applicable.

2013 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Henry J. Herrmann	-	29,800	802	-	3,746,166
Daniel P. Connealy	-	-	-	-	-
Michael L. Avery	-	-	-	-	-
Thomas W. Butch	-	-	-	-	-
Philip J. Sanders	-	-	65,831	227,999	247,640

(1)
Represents the Company's 2013 formula contribution to Mr. Herrmann's SERP account, which is included in the "All Other Compensation" column of the Summary Compensation Table above.
(2)
Represents aggregate earnings (losses) on selected hypothetical investment vehicles. For Mr. Sanders, includes $60,639 in above-market earnings, as defined by SEC rules, reported as compensation in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table above.
(3)
Represents accumulated account values (including gains and losses) as of December 31, 2013. For Mr. Herrmann, includes $90,000 reported as compensation in the "All Other Compensation" column of the Summary Compensation Table for 2011, 2012 and 2013.

Potential Payments Upon Termination or Change in Control

        Change In Control Employment Agreement

        In December 2001, the Company entered into a Change in Control Employment Agreement with Mr. Herrmann. Mr. Herrmann's agreement has an initial term of three years that automatically renews for one year terms thereafter, absent 90 days written notice from the Company. The agreement requires both a "change in control" and the termination of Mr. Herrmann's employment before Mr. Herrmann receives any benefits under the agreement.

        Pursuant to the agreement, if a "change in control" occurs, and Mr. Herrmann's employment is terminated within two years thereafter by (1) the Company without "cause," or (2) Mr. Herrmann with "good reason" (which includes his resignation for any reason during the 30-day period immediately following the six-month anniversary of a "change in control"), Mr. Herrmann will receive (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code):

  •
  All earned or accrued compensation through the termination date (the "Accrued Obligations");

  •
  A lump sum cash payment equal to 2.99 times his base salary and annual bonus;

  •
  All vested equity-based awards granted under the Company's stock incentive plans;

  •
  Continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans for three years;

  •
  A lump sum payment equal to the highest annual incentive bonus paid to Mr. Herrmann in the three-year period ending on the date of his termination pro rated for the number of days worked by Mr. Herrmann in the year of termination;

  •
  An amount equal to the excess of the actuarial equivalent of the benefits he would have received under the Company's Pension Plan and SERP had his employment with the Company continued for three years after the date of termination over the actuarial equivalent of his benefits actually paid or payable under such plans;

  •
  Outplacement services; and

  •
  A gross-up payment to pay for any applicable excise taxes on excess parachute payments paid to Mr. Herrmann.

        Any stock options held by Mr. Herrmann will remain exercisable for the remainder of their respective terms; however, all outstanding stock options previously held by Mr. Herrmann were exercised prior to December 31, 2009. In addition, the Company will pay or provide Mr. Herrmann any other amounts or benefits required to be paid or provided or that he is eligible to receive under any other plan, program, policy, practice, contract or agreement of the Company in accordance with the applicable terms of the arrangement, such as the accelerated vesting of restricted stock pursuant to the change of control provisions of the Company's stock award plans (the "Other Benefits"). The Other Benefits payable to Mr. Herrmann are quantified in column (c) of the table below, unless they are available under arrangements that do not discriminate in favor of executive officers of the Company and are available generally to all salaried employees.

        Upon a termination due to Mr. Herrmann's death or "disability" he, or his representative, will receive the Accrued Obligations, the Other Benefits, and the pro rata portion of his bonus payment as of the date of his death or "disability" calculated on the basis of the bonus that would have been paid to Mr. Herrmann had he remained employed for the entire year, payable at the time annual bonuses for the year are otherwise paid to active employees. Had Mr. Herrmann's employment terminated due to death or "disability" on December 31, 2013, the bonus payable to him would be $3,300,000.

        Upon a termination of employment for any other reason (other than due to death or "disability") following a "change in control," Mr. Herrmann will receive only the Accrued Obligations and Other Benefits.

        Generally, under the agreement, a "change in control" will be deemed to have occurred:

        •
        When any person acquires 20% or more of the voting power of the Company;

        •
        If, during any period of two consecutive years, a majority of the Board members change, unless the new directors are elected or recommended by at least two-thirds of the existing Board members; or

        •
        Upon the acquisition of the Company.

        "Cause" means Mr. Herrmann:

        •
        Materially engaged in willful misconduct or dishonesty;

        •
        Was convicted of a felony; or

        •
        Materially breached the agreement.

        "Good reason" means:

        •
        A material diminution in Mr. Herrmann's position or title or in the nature of his responsibilities or authority;

        •
        A reduction in his compensation or benefits or the failure of the Company to increase his compensation at a rate commensurate with that of other senior executive officers of the Company;

        •
        Relocating Mr. Herrmann;

        •
        The Company materially breaching the agreement; or

        •
        Mr. Herrmann's resignation of employment with the Company for any reason during the 30-day period immediately following the six-month anniversary of the "change in control."

        "Disability" means

        •
        Incapacity due to physical or mental illness in accordance with the Company's long term disability plan causing Mr. Herrmann to be absent from the full-time performance of his duties; and

        •
        His failure to return to full-time performance of his duties within 30 days of receiving written notice of his termination due to disability.

        The agreement also incorporates a confidentiality agreement applicable during the term of his employment and following his termination. Pursuant to the confidentiality agreement, Mr. Herrmann agrees to hold in confidence and not disclose any confidential information and not use any confidential information without the written consent of the Company, except as may be required to fulfill his duties to the Company. A breach of the confidentiality agreement could result in a "cause" termination.

        Accelerated Vesting of Restricted Stock

        The equity incentive awards granted to the named executive officers under the Stock Incentive Plan provide for accelerated vesting upon a "change in control" (as defined above) unless otherwise determined by the Compensation Committee prior to such "change in control," whether or not the named executive officer's employment terminates. Equity incentive awards also vest upon the death or "disability" (permanent disability as determined under the Company's long term disability plan) of a named executive officer.

        The value of shares of restricted stock that would vest upon a "change in control," death or "disability" is quantified in column (c) of the table below, assuming the triggering event occurred on December 31, 2013.

        Severance Plan

        In addition, the named executive officers (other than Mr. Herrmann) are potentially eligible to receive certain severance benefits under the Company's Severance Pay Plan for Home Office Employees (the "Severance Plan") if they are involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan. Named executive officers who receive severance under the Severance Plan will be entitled to periodic payment of their base pay for no fewer than 12 weeks and no more than 52 weeks (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). In addition, the Severance Plan provides that the Company will continue to make the employer contribution under the Company's health plan for the applicable severance period, the employee will receive payment for any unused vacation, and the Company may provide, in its discretion, career transition services.

        Other

        Mr. Herrmann is a participant in the SERP, as described above, and has elected to receive his SERP benefit in a single lump sum payment following his termination of employment (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). The balance of Mr. Herrmann's account under the SERP as of December 31, 2013 is disclosed in column (f) of the 2013 Nonqualified Deferred Compensation Table above. Mr. Sanders is a participant in the Portfolio Managers Plan, the material terms of which are described above. If Mr. Sanders terminated on December 31, 2013 due to "total disability," "retirement" or death (or if he resigns or is terminated by the Company without "cause" and the Company determines in its sole discretion that his account will not be forfeited) he would receive the balance of his account in a single lump sum payment (subject to the six month delay on certain termination payments imposed by the Internal Revenue Code). The balance of Mr. Sanders' account under the Portfolio Managers Plan as of December 31, 2013 is disclosed in column (f) of the 2013 Nonqualified Deferred Compensation Table above.

        Upon death, Mr. Herrmann is also entitled to receive proceeds of an endorsement style split-dollar insurance policy with a face value of $2 million. This policy is owned, and the premiums are paid, by the Company (with the beneficiary selected by Mr. Herrmann in the event of his death prior to a termination of his service) and is governed by an agreement that entitles Mr. Herrmann to elect to have the policy transferred to him following a termination of the agreement for any reason other than death, provided that Mr. Herrmann pays to the Company the greater of the aggregate premiums that the Company has paid on the policy or the then net cash surrender value of the policy. In the event the policy remains in force until Mr. Herrmann's death, the Company is entitled to receive, out of the proceeds of this policy, the greater of the then current net cash surrender value of the policy or the total of all Company-paid premiums to date. Mr. Herrmann is not entitled to any interest in the cash surrender value of this policy.

        The table below quantifies (1) severance amounts payable and the value of benefits available pursuant to Mr. Herrmann's Change in Control Employment Agreement upon a termination without "cause" by the Company or for "good reason" by Mr. Herrmann following a "change in control" [column (a)], (2) amounts payable and the value of benefits available pursuant to the Severance Plan if a named executive officer is involuntarily terminated due to a corporate realignment, downsizing or other event that the Company, in its sole discretion, determines is a qualifying event for purposes of the Severance Plan [column (b)], (3) the value of restricted stock vesting upon a "change in control," death or "disability" for purposes of the Company's stock award plans [column (c)], and (4) the proceeds of a company-funded split-dollar life insurance policy, less the aggregate premiums paid as of December 31, 2013 [column (d)], all of which assume that the applicable triggering event occurred on December 31, 2013 and where applicable, are based on a stock price of $65.12, the closing market price of the Company's Class A common stock on December 31, 2013. Benefits reflected below are estimates; the actual benefit payable is determined upon termination.

	Payments and Benefits under Change in Control Employment Agreement ($)(1)		Payments and Benefits under Severance Plan ($)(2)(3)(4)	Change in Control Events, Death, or Disability Pursuant to Stock Incentive Plan ($)(5)	Life Insurance Proceeds Payable Upon Death ($)
	(a)		(b)	(c)	(d)
Henry J. Herrmann
Change in Control Severance	12,857,000
Severance Plan Benefits			0
Health Benefits and Perquisites	341,079	(6)
Additional Retirement Benefits	89,400
Outplacement	200,000
280G Gross Up	0
Equity Compensation Vesting				15,411,690
Life Insurance Proceeds					1,835,754
Total	13,487,479
Daniel P. Connealy
Severance Plan Benefits			259,615
Medical and Dental Benefits			2,271
Accrued Vacation			34,615
Career Transition Services			90,000
Equity Compensation Vesting				5,535,200
Total			386,501
Michael L. Avery
Severance Plan Benefits			693,077
Medical and Dental Benefits			5,640
Accrued Vacation			65,385
Career Transition Services			136,000
Equity Compensation Vesting				13,002,250
Total			900,102
Thomas W. Butch
Severance Plan Benefits			357,692
Medical and Dental Benefits			7,569
Accrued Vacation			46,154
Career Transition Services			120,000
Equity Compensation Vesting				11,417,620
Total			531,415
Philip J. Sanders
Severance Plan Benefits			323,077
Medical and Dental Benefits			7,813
Accrued Vacation			40,385
Career Transition Services			105,000
Equity Compensation Vesting				7,098,080
Total			476,275

(1)
Quantifies only benefits payable upon termination without "cause" by the Company or for "good reason" by Mr. Herrmann under the Change in Control Employment Agreement following a "change in control" (the maximum benefits payable under this agreement). A change in control and qualifying termination of employment under this agreement occurring on December 31, 2013 would also result in the accelerated vesting quantified in column (c).

(2)
Mr. Herrmann is not eligible to receive severance benefits under the Severance Plan. Severance Plan benefits for Messrs. Connealy, Avery, Butch and Sanders are equal to 30, 53, 31 and 32 weeks of base pay, respectively, in accordance with the normal payroll practices of the Company.
(3)
Reflects career transition services equal to 20% of each named executive officer's base salary. Pursuant to the Severance Plan, career transition services may be offered in the sole discretion of the Company. Consequently, these amounts may not be payable even if the named executive officer is otherwise eligible for benefits under the Severance Plan.
(4)
For accrued vacation, these amounts reflect the maximum number of vacation days Messrs. Connealy, Avery, Butch and Sanders could have accrued in 2013, which is equal to 20, 25, 20 and 20 days, respectively.
(5)
Includes for Messrs. Herrmann, Connealy, Avery, Butch and Sanders 236,666, 85,000, 199,666, 175,332 and 109,000 shares, respectively, of unvested restricted stock held as of December 31, 2013.
(6)
Represents the aggregate cost for three years of benefits and includes estimated annual amounts for medical benefits, life insurance benefits ($65,733), use of corporate aircraft ($18,666), tax/estate planning expenses, additional travel expenses, club dues and an annual executive physical. The total annual cost to the Company for continuation of benefits for Mr. Herrmann and his dependents under the Company's insurance and benefit plans is $143,493.

 PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        This advisory vote gives stockholders the opportunity to approve our named executive officers' compensation, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        As described in detail in our Compensation Discussion & Analysis above, a core objective in designing our executive compensation program is to deliver competitive total direct compensation (i.e., base salary, annual cash incentive award and annual equity incentive award), upon the achievement of financial performance and individual contributions, that will attract, motivate and retain a high-performance executive team who will drive the creation of stockholder value. The Compensation Committee believes that the Company's executive compensation program reflects a strong "pay-for-performance" philosophy and is well aligned with stockholders' long-term interests. The compensation awarded to our named executive officers is substantially dependent on corporate financial performance, as well as individual performance and contributions, which drives the creation of sustainable long-term stockholder value. The Compensation Committee will continue to focus on responsible executive compensation practices that attract, motivate and retain high-performance executives, reward those executives for the achievement of short-term and long-term performance, and support our other executive compensation objectives, including long-term career development and retention goals.

        Among the important elements of our executive compensation program and features incorporated into our program to achieve our core objectives are the following:

  •
  A majority of each named executive officer's total direct compensation – approximately 84% on average for 2013 – is "at risk" compensation, delivered in the form of a short-term cash incentive award and a long-term equity incentive award.

  •
  A significant portion of each named executive officer's total annual incentive compensation (excluding Mr. Connealy, who did not receive an equity incentive award for 2013) – approximately 63% on average for 2013 – is comprised of an equity incentive award, which drives long-term performance and aligns the interests of our named executive officers with those of our stockholders.

  •
  With few exceptions, equity incentive awards are generally subject to a four-year vesting period to further emphasize long-term performance and commitment to the Company.

  •
  The Executive Incentive Plan incorporates multiple financial performance measures that are quantifiable and measurable.

  •
  Each named executive officer is employed at-will and is expected to demonstrate strong personal performance in order to continue serving as a member of the executive team.

  •
  The Compensation Committee implemented stock ownership guidelines which, along with the design of equity awards, promotes long-term executive stock ownership and aligns executive interests with those of our stockholders. As of the date of this Proxy Statement, all of the named executive officers exceed these ownership guidelines.

  •
  The Company's Change in Control Employment Agreement with the Chief Executive Officer, initially entered into over 10 years ago, pays out only upon a double-trigger, which requires a termination in connection with a change in control.

        The Compensation Committee believes that our executive compensation program has played a significant role in our ability to drive financial results, particularly in an adverse market, which is demonstrated by the accomplishments of our executive team over the last fiscal year. During 2013, our named executive officers successfully managed the Company during a challenging macroeconomic environment marked by signs of domestic and international economic growth, strong performance in the global equity markets, yet lackluster investor appetite for and investment in equities by delivering solid financial performance for the year, including:

  •
  Total annual return on the Company's stock of 91.9% for 2013.

  •
  Earnings per share of $2.96, a 32% increase from 2012 and new all-time high.

  •
  Assets under management set a new high-water mark at $126.5 billion, a 31% increase from 2013.

  •
  Operating revenues were $1.4 billion, a 17% increase from last year's record high.

  •
  Despite another challenging environment, we achieved annual sales of $29.8 billion across all distribution channels, 28% more than 2012 levels.

  •
  Organic growth rate of 8.8% compared to 1.3% for the industry in 2013.

  •
  Operating margin increase to 28.1%, a multi-year high.

  •
  Our strong cash flow and liquidity position allowed us to return $168.2 million to stockholders in 2013 through $96.0 million in regular annual dividends and $72.2 million in stock repurchases, a payout ratio of 66.2%. Cash and investments at year end remained strong at $689.2 million, paving the way for a 21% increase in annual dividends beginning in 2014.

  •
  Additionally, Ivy Funds ranked No. 1 in terms of performance for the 10-year rankings in the annual survey of "Best Mutual Fund Families" as ranked and published by Barron's. The Waddell & Reed Advisors Funds family ranked among the top 10 fund families over the one-, three- and five-year periods.

        You have the opportunity to vote "for" or "against" or "abstain" from voting on the following non-binding resolution:

  "RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion."

        While your vote on this proposal is advisory and will not be binding on the Company, the Board or the Compensation Committee, we value the opinion of our stockholders and will take the results of this advisory vote into account when making future decisions regarding our executive compensation program.

        The Company intends to hold this stockholder advisory vote to approve executive compensation annually until the Company holds its next advisory vote on the frequency of stockholder advisory votes on executive compensation as required pursuant to Section 14A of the Exchange Act.

        THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO ITEM 402 OF REGULATION S-K.

 PROPOSAL NO. 3

        APPROVAL OF THE WADDELL & REED FINANCIAL, INC. EXECUTIVE INCENTIVE PLAN, AS AMENDED AND RESTATED, TO (1) INCREASE THE PER PERSON AWARD LIMITATIONS, (2) EXTEND THE TERM OF THE PLAN TO DECEMBER 31, 2019, AND (3) RESUBMIT FOR STOCKHOLDER APPROVAL THE ELIGIBLE EMPLOYEES AND BUSINESS CRITERIA UNDER THE PLAN FOR PURPOSES OF COMPLYING WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

Background of the Executive Incentive Plan

        The Waddell & Reed Financial, Inc. Executive Incentive Plan, as amended and restated (formerly the Waddell & Reed Financial, Inc. 1999 Management Incentive Plan) (the "Executive Incentive Plan") was originally established in 1999. The purposes of the Executive Incentive Plan are to attract and retain able persons as key employees and provide such employees with incentive and reward opportunities designed to enhance our profitable growth. In addition, the Executive Incentive Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) of the Internal Revenue Code ("Section 162(m)") by providing "performance based compensation" to "covered employees" within the meaning of Section 162(m). In order to qualify for this exemption, the regulations under Section 162(m) require that the material terms of the Executive Incentive Plan be periodically disclosed to and approved by our stockholders. The Executive Incentive Plan was previously approved by stockholders for Section 162(m) purposes at our 1999, 2003, 2008 and 2012 annual meetings. The Board recommends that stockholders approve the proposed amendment and restatement (the "Amendment") of the Executive Incentive Plan to (1) increase the per person award limitations under the Executive Incentive Plan, (2) extend the term of the Executive Incentive Plan through December 31, 2019, and (3) submit for stockholder approval the eligible employees and business criteria on which performance goals are based under the Executive Incentive Plan for purposes of complying with the requirements of Section 162(m).

        THERE ARE NO SHARES OF THE COMPANY'S CLASS A COMMON STOCK RESERVED FOR ISSUANCE UNDER THE EXECUTIVE INCENTIVE PLAN AND THE COMPANY IS NOT SEEKING STOCKHOLDER APPROVAL TO INCREASE THE AMOUNT OF SHARES CURRENTLY AUTHORIZED FOR ISSUANCE UNDER ANY EQUITY COMPENSATION PLAN MAINTAINED BY THE COMPANY.

Reasons for the Proposal

        Consistent with compensation practices in the investment management and financial services industries in which we compete for employees, a major component of our senior executive officers' compensation is performance based. Prior to the proposed amendment, awards under the Executive Incentive Plan ("Incentive Awards") whether settled in cash or in shares of the Company's Class A common stock ("Stock") are subject to a single per individual dollar value limitation of $7,500,000 in each calendar year to the extent paid to our Chief Executive Officer and our three other most highly compensated officers (other than our principal financial officer) determined pursuant to the executive compensation disclosure rules under the Exchange Act ("Covered Employees"). We desire to establish a separate annual limit for Incentive Awards settled in Stock and therefore propose to amend the Executive Incentive Plan to provide that in no event will a Covered Employee be paid compensation pursuant to an Incentive Award in excess of the aggregate of (1) $7,500,000 with respect to the portion of the Incentive Plan Award payable in cash with respect to any calendar year and (2) 200,000 shares of Stock with respect to the portion of the Incentive Award payable in Stock with respect to any calendar year. Any Incentive Award that is paid, in whole or in part, in equity awards will count against the 200,000 per Covered Employee share limitation as determined on the date the Incentive Award is settled (i.e. the date that the equity award is granted to the Covered Employee).

        We are also requesting that stockholders approve the material terms of the Executive Incentive Plan so that Incentive Awards that are intended to qualify as "performance based compensation" within the meaning of Section 162(m) will be fully deductible by us. Under Section 162(m), the federal income tax deductibility of compensation paid to our Covered Employees may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as "performance based compensation" as defined in Section 162(m). In addition to certain other requirements, in order for Incentive Awards to constitute "performance based compensation," the material terms of the Executive Incentive Plan must be disclosed to and approved by our stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Executive Incentive Plan. While this approval was received in 2012, the proposed increase in the per person limits applicable to Covered Employees under the Executive Incentive Plan requires that we again obtain approval of the material terms of the Executive Incentive Plan from our stockholders. Under the Section 162(m) regulations, the material terms of the Executive Incentive Plan are (1) the maximum amount of compensation that may be paid to a participant under the Executive Incentive Plan in any fiscal year, (2) the employees eligible to receive compensation under the Executive Incentive Plan, and (3) the business criteria on which the performance goals are based. We intend for Incentive Awards to qualify for exemption from the deduction limitations of Section 162(m). Accordingly, we are asking our stockholders to reapprove as part of the Amendment the material terms of the Executive Incentive Plan for Section 162(m) purposes – namely, the maximum amount of compensation that may be paid in any fiscal year, the eligible employees and business criteria on which performance goals may be based – so that Incentive Awards that are intended to qualify as "performance based compensation" within the meaning of Section 162(m) will be fully deductible by us.

        Any equity awards granted under the Executive Incentive Plan will be issued from the shares of the Company's Class A common stock reserved for issuance under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated (the "Stock Incentive Plan") (or another stockholder approved equity compensation plan maintained by us). Historically only restricted stock awards have been issued pursuant to the Stock Incentive Plan in settlement of awards under the Executive Incentive Plan. No stock options have been granted under the Stock Incentive Plan in settlement of awards under the Executive Incentive Plan.

Consequences of Failing to Approve the Proposal

        FAILURE OF OUR STOCKHOLDERS TO APPROVE THIS PROPOSAL WILL NOT AFFECT THE RIGHTS OF EXISTING AWARD HOLDERS UNDER THE EXECUTIVE INCENTIVE PLAN, UNDER ANY PREVIOUSLY GRANTED INCENTIVE AWARDS. However, if this proposal is not approved, the proposed individual limits under the Executive Incentive Plan will not be effective and the Executive Incentive Plan will expire on December 31, 2017. In such event, we will be required to reevaluate our compensation structure to ensure that it remains competitive. This evaluation may result in a modification of the amount and types of compensation that are payable to our Covered Employees and such compensation may not be fully deductible due to the limitations of Section 162(m).

New Plan Benefits

        The future awards that may be made to eligible participants under the Executive Incentive Plan are subject to the discretion of the Compensation Committee (the "Committee"), and, therefore, cannot be determined with certainty at this time.

Summary of the Executive Incentive Plan

        A summary of the principal features of the Executive Incentive Plan, as proposed to be amended by the Amendment, is provided below, but is qualified in its entirety by reference to the full text of the Executive Incentive Plan, which is set forth as Appendix A to this Proxy Statement.

Administration

        The Committee administers the Executive Incentive Plan and, subject to the provisions of the Executive Incentive Plan, has full discretionary authority to interpret the Executive Incentive Plan. The Committee may exercise all powers either specifically granted to it under the Executive Incentive Plan or as are necessary or advisable in the administration of the Executive Incentive Plan, may prescribe, amend and rescind rules and regulations related to the Executive Incentive Plan, and may make all other determinations necessary or advisable for the administration of the Executive Incentive Plan. The Committee may delegate its responsibilities under the Executive Incentive Plan except where such delegation is prohibited under Section 162(m) with respect to "performance based compensation" to Covered Employees. Any determination made by the Committee under the Executive Incentive Plan shall be final and conclusive on all persons.

Eligibility to Participate

        All of our employees and executive officers and all employees of our subsidiaries (each, an "Eligible Person") are eligible to participate in and receive Incentive Awards under the Executive Incentive Plan. As of February 28, 2014, five executive officers were eligible to participate in the Executive Incentive Plan. Each Eligible Person who is designated by the Committee to receive an Incentive Award will be a "Participant." Any individual who is granted an Incentive Award that remains outstanding under the Executive Incentive Plan will continue to be a Participant for purposes of the Executive Incentive Plan.

Limitations on Awards

        The maximum amount of compensation that a Covered Employee is eligible to receive under the Amendment is (1) $7,500,000 with respect to the portion of the Incentive Award payable in cash attributable to any calendar year and (2) 200,000 shares of Stock with respect to the portion of the Incentive Award payable in Stock attributable to any calendar year. Any Incentive Award that is paid, in whole or in part, in equity awards will count against the 200,000 per Covered Employee share limitation as determined on the date the Incentive Award is settled (i.e., the date that the equity award is granted to the Covered Employee).

Business Criteria

        The performance goals for Incentive Awards will consist of one or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) applicable to us on a consolidated basis and/or for specific subsidiaries or business or geographical units (excluding total stockholder return and earnings per share criteria): (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) return on equity; (10) economic value added; (11) operating margin; (12) contribution margin; (13) net income; (14) pre-tax earnings; (15) pre-tax earnings before interest, depreciation and amortization; (16) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (17) operating income; (18) total stockholder return; (19) debt reduction; and (20) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including but not limited to the Standard & Poor's 500 Stock Index or a group of competitor companies.

Incentive Awards

        For each fiscal year or shorter period of time established by the Committee (a "Performance Period"), the Committee may grant Incentive Awards to Eligible Persons pursuant to the terms of the Executive Incentive Plan and subject to any limitation imposed by appropriate action of the Committee.

        Establishment of Performance Goals.    On or before the passage of 25% of any Performance Period, the Committee will establish the performance goals that must be satisfied in order for a Participant to receive settlement of his Incentive Award for the Performance Period. With respect to Incentive Awards to Covered Employees that are intended to qualify as "performance based compensation" within the meaning of Section 162(m), the applicable performance goals must be established no later than (1) 90 days after the beginning of any Performance Period, (2) the expiration of 25% of the applicable Performance Period, or (3) such other date as may be required or permitted under Section 162(m).

        Adjustment of Goals Due to Material Changes.    At the time the performance goals are set with respect to a Performance Period, such goals will specify the extent to which acquisitions, dispositions, and equity financings will modify the determination of whether such performance goals have been met for the applicable Performance Period.

        Calculation of Awards.    On or before the passage of 25% of the Performance Period, the Committee will establish, with respect to each Participant's Incentive Award, the applicable percentage of the pool of funds designated for Incentive Awards for the Performance Period that each Participant is eligible to receive pursuant to his Incentive Award if one or more of the performance goals are achieved in the given Performance Period. The Committee may, in its sole discretion, establish different percentages for individual Participants and different classes of Participants. With respect to Incentive Awards to Covered Employees that are intended to qualify as "performance based compensation" within the meaning of Section 162(m), the applicable percentage must be established no later than (1) 90 days after the beginning of any Performance Period, (2) the expiration of 25% of the applicable Performance Period, or (3) such other date as may be required or permitted under Section 162(m). The amount of an Incentive Award will be determined by multiplying the applicable percentage designated for such award by the total dollar amount of the pool of funds available with respect to the Performance Period.

        Conditions to Payment.    To be eligible for payment of an Incentive Award, a Participant must (1) have performed the Participant's duties to the satisfaction of the Committee, (2) have not engaged in any act that is contrary to our best interests, as determined by the Committee, and (3) have otherwise complied with all of our policies prior to the date the Incentive Award is paid. In addition, the Participant must be employed by us or a subsidiary on the last day of the fiscal year related to the applicable Performance Period; provided, that if the Participant is terminated due to death or disability prior to the last day of such fiscal year, the Committee may provide, in its discretion, for the Participant to receive a pro rata payment of the Incentive Award. The Committee may also provide for the pro rata payment of an Incentive Award in other circumstances provided the Incentive Award was not intended to qualify as "performance based compensation" within the meaning of Section 162(m).

        Adjustment of Awards.    Even if the applicable performance goals are achieved, the Committee has full discretion to reduce or eliminate the amount otherwise payable to a Participant with respect to an Incentive Award based on individual factors that it deems appropriate. The reduction of one Participant's payment amount will not result in a corresponding increase in the amount payable to any Covered Employee. In addition, with respect to any Incentive Award that is not intended to constitute "performance based compensation" within the meaning of Section 162(m), the Committee has the discretion to increase the amount payable to a Participant up to the maximum per person limitation described above, and, similarly, in connection with the hiring of any individual who is or who becomes a Covered Employee, the Committee may provide for the payment of a minimum Incentive Award regardless of whether the performance goals are attained.

        Payment of Awards.    The Committee must certify in writing that the applicable performance goals were met prior to the payment of any Incentive Award. Payment of Incentive Awards will be made to each Participant as soon as practicable after such certification and calculation of the amount of the Incentive Awards, but in no event later than March 15 of the year following the year to which the Performance Period relates (except with respect to Incentive Awards paid in the form of an option or other stock award). Incentive Awards will be paid in cash or, in the discretion of the Committee, may be paid, in whole or part, either in the form of a nonstatutory option or a restricted stock award granted under and subject to the terms and conditions of the Stock Incentive Plan (or another stockholder approved equity compensation plan maintained by us); provided, that no Incentive Award may be settled by the grant of an option or restricted stock award if such option or restricted stock award would relate to a number of shares that exceeds the number of shares that remain available under such equity compensation plan minus the number of shares issuable in settlement of or relating to outstanding awards under such equity compensation plan (including awards under the Executive Incentive Plan).

        Amendment and Termination.    The Board or the Committee may at any time amend, suspend, discontinue or terminate the Executive Incentive Plan, provided that such amendment, suspension, discontinuance or termination does not adversely affect the rights of a Participant with respect to any fiscal year that has commenced and no such action is effective without stockholder approval to the extent required under Section 162(m). The Amendment, as proposed, provides that the Executive Incentive Plan shall remain in effect until December 31, 2017, unless terminated early by the Board or the Committee in accordance with the preceding sentence.

Federal Tax Consequences

        The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the Executive Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Executive Incentive Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the Executive Incentive Plan.

        Cash Awards.    A Participant will recognize ordinary compensation income (subject to withholding) upon receipt of cash pursuant to an Incentive Award paid in cash or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon.

        Nonstatutory Options.    Participants will not recognize ordinary compensation income upon the grant of a nonstatutory option. Upon exercise of a nonstatutory option, a Participant will recognize ordinary income (subject to withholding) equal to the excess of the fair market value of the shares received over the exercise price of the option.

        Stock Awards.    Participants will generally recognize ordinary compensation income (subject to withholding) upon receipt of shares of our common stock pursuant to an Incentive Award settled by the grant of a stock award equal to the fair market value of the shares received; provided, however, that if the shares subject to such stock award are not transferable and are subject to a substantial risk of forfeiture (i.e., the shares are subject to a restricted stock award), a Participant will recognize ordinary income in an amount equal to the fair market value of the shares (1) when the shares first become transferable and are no longer subject to a substantial risk of forfeiture in cases where a Participant does not make a valid election under section 83(b) of the Code, and (2) when the shares are issued in cases where a Participant makes a valid election under section 83(b) of the Code.

        Withholding, Capital Gains.    A Participant will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to cash or shares of our common stock. Dividends that are received by a Participant prior to the time that the receipt of shares of common stock becomes taxable to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the shares received by a Participant will equal the amount recognized by the Participant as ordinary compensation income under the foregoing rules, and the Participant's capital gains holding period in those shares will commence on the date on which the Participant recognizes ordinary income with respect to such shares. Subject to the discussion below, we (or our subsidiaries) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the ordinary income recognized by a Participant.

        Tax Code Limitations on Deductibility.    For the amounts described above to be deductible by us (or by our subsidiaries), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

        Our ability (and the ability of our subsidiaries) to obtain a deduction for future payments under the Executive Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer corporation.

        Finally, our ability (and the ability of our subsidiaries) to obtain a deduction for amounts paid under the Executive Incentive Plan could be limited by Section 162(m), which limits the deductibility, for federal income tax purposes, of compensation paid to Covered Employees to $1,000,000 during any taxable year. Although the Executive Incentive Plan has been drafted to satisfy the requirements for the "performance based compensation" exception to this $1,000,000 deduction limit with respect to Incentive Awards to Covered Employees, we may determine that it is in our best interest not to satisfy the requirements for the exception.

        Application of Section 409A of the Internal Revenue Code.    Section 409A of the Internal Revenue Code ("Section 409A") imposes an additional 20% tax and interest on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, "nonqualified deferred compensation" includes certain equity based incentive and performance award programs. Generally speaking, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock awards.

        Awards made pursuant to the Executive Incentive Plan are designed to be exempt from the application of Section 409A.

        The above summary relates to U.S. federal income tax consequences only and applies to U.S. citizens and foreign persons who are U.S. residents for U.S. federal income tax purposes. The U.S. federal income tax consequences associated with the issuance of shares of our common stock to nonresident aliens depends upon a number of factors, including whether such issuance is considered to be U.S. source income and whether the provisions of any treaty are applicable. The acquisition, ownership or disposition of shares of our common stock may also have tax consequences under various state, local and foreign laws.

Voting Considerations and Board of Directors' Recommendation

        In considering whether to vote for the approval of the Amendment to the Executive Incentive Plan, you should be aware that our executive officers have received grants under the Executive Incentive Plan and may continue to receive grants during the term of the Executive Incentive Plan. Failure of the stockholders to approve this proposal will not affect the rights of existing award holders or the Incentive Awards previously granted under the Executive Incentive Plan except to the extent the aggregate value of the cash and Stock portions of an Incentive Award granted in 2014 exceed $7,500,000. Further, if the stockholders do not approve the Amendment (and the Executive Incentive Plan is not resubmitted for stockholder approval) the Executive Incentive Plan will expire on December 31, 2017.

        THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EXECUTIVE INCENTIVE PLAN.

 PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2014 fiscal year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee's selection of KPMG as the Company's independent registered public accounting firm for the 2014 fiscal year.

        KPMG has been our independent auditor since 1981, and no relationship exists other than the usual relationship between auditor and client. Representatives of KPMG are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. If our stockholders do not ratify the appointment of KPMG at the annual meeting, the Audit Committee will consider such event in its selection of the Company's independent registered public accounting firm for the 2014 fiscal year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2014 fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2014 FISCAL YEAR.

Audit and Non-Audit Services

        The Audit Committee or its Chairman pre-approves audit and non-audit services to be rendered to the Company and establishes a dollar limit on the amount of fees the Company will pay for each category of services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the fiscal year. The Audit Committee is informed from time to time of the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general pre-approval, it will require specific pre-approval by the Audit Committee or its Chairman. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company's registered public accounting firm. The Audit Committee pre-approved all services provided by KPMG for the 2012 and 2013 fiscal years. These services included the audit of the Company's annual financial statements, audit of the Company's internal control over financial reporting, review of the Company's quarterly financial statements, tax consultation services, preparation of corporate tax returns, auditing of employee benefits plans and certain agreed upon procedures audits. For a discussion of auditor independence, please refer to the "Audit Committee Report" below.

        The following table shows the fees billed by KPMG for audit and other services provided to the Company for the 2013 and 2012 fiscal years, respectively:

	2013	2012
Audit Fees (1)	$788,282	718,000
Audit-Related Fees (2)	110,319	219,209
Tax Fees (3)	96,137	94,454
All Other Fees (4)	—	35,049

Total	$994,738	1,066,712

(1)
Audit fees consist of fees for the audit of the Company's annual financial statements, the audit of its internal control over financial reporting, and reviews of the financial statements included in quarterly reports on Form 10-Q.
(2)
Audit-related fees consist of fees for assurance and other services related to the performance of the audit or review of the Company's financial statements, and not reported above under "Audit Fees." These fees primarily relate to financial statement audits of employee benefit plans, certain agreed upon procedures, the issuance of SSAE 16 reports, and general accounting consultation and research.
(3)
Tax fees consist of fees for income tax consultation, including tax compliance, preparation and review of corporate tax returns, and other general tax consultation.
(4)
All other fees consist of fees contracted by the Company but paid by the Company's affiliated mutual funds. These services related to the examination of internal controls and registrar functions of the Company's transfer agent subsidiary pursuant to Rule 17A-3(a)(3) of the Exchange Act.

        The Audit Committee has considered whether the non-audit services provided by KPMG, including the services rendered in connection with income tax consultation and other general tax consultation, were compatible with maintaining KPMG's independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG as the Company's independent registered public accounting firm. KPMG did not bill the Company for any other services during fiscal year 2012 or 2013.

 AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any filings of Waddell & Reed Financial, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company's independent registered public accounting firm, KPMG LLP ("KPMG"), is responsible for expressing an opinion as to the conformity of the Company's consolidated financial statements with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

        In performing its oversight role, the Audit Committee has reviewed and discussed, with management and KPMG, the audited consolidated financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Audit Committee has also discussed with KPMG matters required to be discussed by Auditing Standards No. 16, "Communications with Audit Committees" as adopted by the Public Company Accounting Oversight Board (the "PCAOB").

        Pursuant to Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as adopted by the PCAOB, the Audit Committee has also received and reviewed the written disclosures and the letter from KPMG and discussed with KPMG their independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2013.

Waddell & Reed Financial, Inc. Audit Committee

2013 Members

Michael F. Morrissey, Chairman
Sharilyn S. Gasaway
Dennis E. Logue
Jerry W. Walton

 OTHER MATTERS

Other Business Presented at the Annual Meeting

        As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 16, 2014

        The proxy materials for the Company's Annual Meeting of Stockholders, including the 2013 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the "Investor Relations" section of the Company's website at www.waddell.com. Other information on the Company's website does not constitute part of the Company's proxy materials.

Where You Can Find More Information

        The Company files reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information concerning the Company at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company. The Company's Class A common stock is quoted on the NYSE. These reports, proxy statements and other information are also available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        You may request a copy of the Company's filings (other than exhibits that are not specifically incorporated by reference therein) at no cost by writing or telephoning us at the following address:

        Waddell & Reed Financial, Inc.
Attn: Investor Relations Department
6300 Lamar Avenue
Overland Park, Kansas 66202
(800) 532-2757

        If you would like to request documents from the Company, please do so by April 4, 2014 to receive them before the annual meeting.

        You should rely only on the information contained in this Proxy Statement and Appendix A hereto to vote on the proposals solicited in this Proxy Statement. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than February 28, 2014.

BY ORDER OF THE BOARD OF DIRECTORS

Wendy J. Hills Senior Vice President, General Counsel & Secretary

 APPENDIX A

WADDELL & REED FINANCIAL, INC.
2003 EXECUTIVE INCENTIVE PLAN
As Amended and Restated
Effective January 1, 2014

1.     Purposes

        The purposes of the Plan are to advance the interests of stockholders of the Company by providing performance-based incentives to eligible Participants and to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company's performance. The Plan is designed to assure that amounts paid to certain executive officers and employees of the Company will not fail to be deductible by the Company for Federal income tax purposes because of the limitations imposed by Section 162(m). With respect to individuals who are Covered Employees, the Plan is intended to provide "qualified performance based compensation," as such term is defined in Treas. Reg. Section 1.162-27(e), to the extent deemed appropriate by the Committee at the time Performance Goals are established for a Performance Period. Nothing herein shall be construed as preventing the Plan from providing both "qualified performance-based compensation" and nonqualified compensation for the same Performance Period in the manner permitted under Section 162(m). The Plan shall be administered and construed in a manner consistent with Section 162(m) and regulations thereunder for any Performance Period in which the Plan is intended to provide "qualified performance based compensation."

2.     Definitions

        Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine, and neuter pronouns are interchangeable and that each comprehends the others.

        (a)   "Board" means the Board of Directors of the Company.

        (b)   "Committee" means the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom is an "outside director" within the meaning of Section 162(m).

        (c)   "Company" means Waddell & Reed Financial, Inc.

        (d)   "Covered Employee" means (i) the chief executive officer of the Company, and (ii) a person designated by the Committee, at the time that Performance Goals are established, who the Committee believes is likely to be a "covered employee" (within the meaning of Section 162(m)(3)) with respect to the Fiscal Year during which the Incentive Plan Award is granted or in the foreseeable future.

        (e)   "Fiscal Year" means the twelve month period beginning on each January 1 and ending on the following December 31.

        (f)    "Incentive Percentage" means the pre-established award formula established by the Committee which specifies a percentage of a pool of funds, as determined by the Committee, to be paid as an Incentive Plan Award.

        (g)   "Incentive Plan Award" means the annual incentive compensation award granted under the Plan, which is contingent and based upon the attainment of the Performance Goals with respect to a Performance Period.

        (h)   "Participant" means (i) each executive officer of the Company, and (ii) each other individual employee or member of a class of employees of the Company or a Subsidiary who the Committee designates as a participant under the Plan.

        (i)    "Performance Goals" means the pre-established objective performance goals established by the Committee for each Performance Period.

        (j)    "Performance Period" means the Fiscal Year or such shorter period as shall be established with respect to a Participant by the Committee.

        (k)   "Plan" means the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as Amended and Restated, as set forth herein and as may be amended, modified or supplemented from time to time.

        (l)    "Section 162(m)" means Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (including any proposed regulations).

        (m)  "Stock" means the Company's Class A common stock, $0.01 par value.

        (n)   "Subsidiary" means any entity of which the Company owns, directly or indirectly, equity representing more than 50% of the voting power of all classes of equity entitled to vote.

3.     Administration

        (a)    Plan Administrator.    The Plan shall be administered by the Committee, except as may be delegated pursuant to Section 3(b). The Committee shall act pursuant to a majority vote at a meeting at which quorum, as defined by the Committee Charter, is present or by unanimous written consent. The Committee may employ such legal counsel, consultants, and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant, or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant, or agent shall be paid by the Company.

        (b)    Authority of the Committee.    Subject to the provisions of the Plan, the Committee shall have full discretionary authority to administer and interpret the Plan, to exercise all powers either specifically granted to it under the Plan or as are necessary or advisable in the administration of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided that, in no event, shall the Plan be interpreted in a manner which would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance based compensation under Section 162(m) to the extent the Committee intends compensation to so qualify. The Committee may delegate its responsibilities for administering the Plan to one or more persons as the Committee deems necessary. However, the Committee may not delegate its responsibilities under the Plan relating to any Covered Employee where such delegation is prohibited under Section 162(m) pertaining to "qualified performance based compensation."

        (c)    Effect of Committee Determinations.    Any determination made by the Committee under the Plan shall be final and conclusive on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant), and any stockholder of the Company, but shall be based on such objective information or financial data as is relevant to the Performance Goal(s). No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction, or determination made in connection with the Plan other than as a result of such individual's willful misconduct.

4.     Participation

        (a)    General Participation.    For any Performance Period, the Committee shall determine which of such executive officers and other individual employees or class of employees shall participate in the Plan.

        (b)    Participation by Covered Employees.    For any Performance Period for which "qualified performance-based compensation" is to be provided, the Committee shall designate the individual or classes of Covered Employees to whom such compensation shall be paid no later than 90 days (or, for

Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of any Performance Period.

5.     Incentive Plan Awards

        The Committee shall establish the Incentive Percentages and Performance Goals for any Performance Period in accordance with Section 5 and certify whether such goals have been obtained.

        (a)    Performance Goals.    On or before the passage of 25% of any Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the Performance Goals that must be satisfied in order for a Participant to receive an Incentive Plan Award for such Performance Period. Solely with respect to Covered Employees, for any Performance Period for which the Plan is intended to provide "qualified performance-based compensation," Performance Goals applicable to the Covered Employees must be established by the Committee no later than 90 days (or, for Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of any Performance Period applicable to the relevant award, and the attainment of such Performance Goal must be substantially uncertain, for purposes of Section 162(m), at the time such Performance Goals are established.

          (i)    Performance Goal Criteria.    One or more of the following business criteria (including or excluding extraordinary and/or non-recurring items to be determined by the Committee in advance) for the Company, on a consolidated basis, and/or for specified subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing Performance Goals for awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow return; (5) return on net assets; (6) return on assets; (7) return on investment; (8) return on capital; (9) return on equity; (10) economic value added; (11) operating margin; (12) contribution margin; (13) net income; (14) pre-tax earnings; (15) pre-tax earnings before interest, depreciation and amortization; (16) pre-tax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (17) operating income; (18) total stockholder return; (19) debt reduction; and (20) any of the above goals determined on an absolute or relative basis, or as adjusted in any manner which may be determined in the discretion of the Committee, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of competitor companies.

        (b)    Incentive Percentage.    On or before the passage of 25% of any Performance Period (or such other date as may be required or permitted under Section 162(m)), the Committee shall establish the Incentive Percentage applicable to a Participant's Incentive Plan Award for such Performance Period. The Committee may establish different Incentive Percentages for individual Participants or different classes of Participants, and/or, if applicable, the achievement levels of the Performance Goals. Solely with respect to Covered Employees, for any Performance Period for which the Plan is intended to provide "qualified performance based compensation," the Incentive Percentages applicable to the Covered Employees must be established by the Committee no later than 90 days (or, for Performance Periods of less than one year, the passage of 25% of the Performance Period) after the beginning of the Performance Period for which the Incentive Plan Award pertains.

        (c)    Certification and Maximum Amount Payable.    The Committee shall, promptly after the date on which the necessary financial, individual or other information for a particular Performance Period becomes available, certify (i) whether, or the degree to which, if applicable, each of the Performance Goals has been attained; and (ii) with respect to each qualifying Participant, the amount of the Incentive Plan Award, if any, payable to such Participant. If the Committee certifies in writing that any of the Performance Goals established for the relevant Performance Period under Section 5(a) have been satisfied, each Participant who is employed by the Company or one of its Subsidiaries on the last day of the Fiscal Year related to the

Performance Period for which the Incentive Plan Award is payable shall receive the Incentive Plan Award. The Incentive Plan Award shall be determined by multiplying the Incentive Percentage applicable to the Participant by the dollar amount of the pool of funds available with respect to the Performance Period to which the Incentive Plan Award pertains. In no event, however, will a Covered Employee be paid compensation pursuant to an Incentive Plan Award in excess of the aggregate of (x) $7,500,000 with respect to the portion of the Incentive Plan Award payable in cash with respect to any Fiscal Year and (y) 200,000 shares of Stock with respect to the portion of the Incentive Plan Award payable in Stock with respect to any Fiscal Year. Any Incentive Plan Award that is paid, in whole or in part, in either options to purchase Stock or in shares of Stock that will be subject to certain restrictions and/or a risk of forfeiture, as described in Section 6 below, will count against the 200,000 per Covered Employee share limitation as determined on the date the Incentive Plan Award is settled (i.e., the date that the options to purchase Stock or restricted shares of Stock are granted to the Covered Employee).

        (d)    Eligibility.    To be eligible for payment of any Incentive Plan Award, the Participant must (i) have performed the Participant's duties to the satisfaction of the Committee, (ii) have not engaged in any act deemed by the Committee to be contrary to the best interests of the Company, and (iii) otherwise complied with Company policies at all times prior to the date the Incentive Plan Award is actually paid. No Incentive Plan Award shall be paid to any Participant who does not satisfy each of the above.

        (e)    Termination of Employment.    If a Participant's employment terminates due to death, disability or a change of control of the Company and such termination occurs prior to the last day of the Fiscal Year an Incentive Plan Award is payable, such Participant may, in the discretion of the Committee, receive an Incentive Plan Award equal to the maximum Incentive Plan Award payable to such Participant multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the termination occurs prior to and including the date of the Participant's termination of employment and the denominator of which is the total number of days in the Performance Period.

        (f)    Negative Discretion.    Notwithstanding any provision in this Section 5 to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(c). Notwithstanding the foregoing, in no event shall reduction of any Participant's payment amount have the effect of increasing the amount paid to any Covered Employee.

        (g)    Affirmative Discretion.    Notwithstanding any other provision in the Plan to the contrary, with respect to any annual Incentive Plan Award that is not intended to be "qualified performance based compensation" for purposes of Section 162(m), (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual Incentive Plan Award for such Performance Period in an amount up to the maximum bonus payable under Section 5(c) , based on individual performance or any other criteria that the Committee deems appropriate, and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for a minimum Incentive Plan Award amount in the calendar year of hire, regardless of whether performance objectives are attained.

6.     Payment

        Except as otherwise provided hereunder, payment of any Incentive Plan Award amount determined under Section 5 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable Performance Goals have been attained (or, in the case of any Incentive Plan Award payable under the provisions of Section 5(g), after the Committee determines the amount of any such Incentive Plan Award), but, except as provided below with respect to Stock-based payments, in no event later than March 15 of the year following the year to which the Performance Period relates. The Incentive Plan Award may be paid in whole or in part, in the discretion of the Committee, in either options to purchase Stock or in shares of Stock which will be subject to certain restrictions and/or a risk of forfeiture, with the remainder, if any, to be paid in cash. The value of any Stock-based payment under an Incentive Plan Award shall be determined in the sole and absolute discretion of the Committee. The Committee will establish a formula to convert an Incentive Plan Award into a Stock-based payment of equivalent fair market value. All options to purchase Stock and restricted Stock issued as payment for all or any part of an Incentive Plan Award shall be distributed from the total number of shares of Stock reserved and available for distribution under the Waddell & Reed Financial, Inc. 1998 Stock Incentive Plan, as amended and restated, and as may be further amended, modified or restated, (or such other equity compensation plan maintained by the Company that has been approved by the stockholders of the Company) and shall comply in full with all of the terms and provisions regarding stock options and restricted stock, as applicable, set forth in such stock award plan, including, without limitation, Section 6A thereof. To the extent the Committee converts a portion of an Incentive Plan Award into a Stock-based payment, the Stock-based payment need not be granted to the Participant by March 15 of the year following the year to which the Performance Period relates so long as the Committee establishes the dollar amount of the Stock-based payment and the date the Stock-based payment will be granted to the Participant prior to the end of the Fiscal Year to which the Incentive Plan Award relates.

7.     General Provisions

        (a)    Effectiveness of the Plan.    The Plan became effective with respect to calendar years beginning on or after January 1, 1999 and shall remain effective until December 31, 2019, unless the term is extended by action of the Board.

        (b)    Amendment and Termination.    Notwithstanding Section 7(a), the Board or the Committee may at any time amend, suspend, discontinue, or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance, or termination shall adversely affect the rights of any Participant with respect to any Fiscal Year which has already commenced and no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as "qualified performance-based compensation" under Section 162(m).

        (c)    Designation of Beneficiary.    Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant's spouse or, if no spouse survives the Participant, the Participant's estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

        (d)    No Right of Continued Employment.    Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries.

        (e)    No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

        (f)    Non-alienation of Benefits.    Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant's interest under the Plan. The Company's obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company's assets, or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant's beneficiaries, heirs, executors, administrators, or successors in interest.

        (g)    Withholding.    Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable Federal, state, and local income and employment taxes and any other amounts that the Company or a Subsidiary is required by law to deduct and withhold from such payment.

        (h)    Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

        (i)    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Kansas, without reference to the principles of conflict of laws except that any matters relating to the internal governance of the Company shall be governed by the general corporate laws of the state of Delaware.

        (j)    Headings.    Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

        (k)    Plan not Funded.    Plan awards shall be made solely from the general assets of the Company. To the extent any person acquires a right to receive payments from the Company under the Plan, the right is no greater than the right of any other unsecured general creditor.

        (l)    No Guarantee.    While a discretionary Incentive Plan Award may have been paid in the past, whether such payments will be made in the future will depend upon various factors, such as the Company's financial condition and performance. There is no guarantee that the Company will pay any such discretionary award. The Committee may, in its sole discretion, reduce, eliminate or increase, any Incentive Plan Award, except that the amount of any Incentive Plan Award intended to be "qualified performance-based compensation" may not be increased above the amount established for the Performance Goal and Incentive Percentage. The Company may withhold an Incentive Plan Award, or portions thereof, for any reason including gross misconduct (e.g., theft, dishonesty/compromised integrity, fraud, harassment, etc.) or any actions deemed to be contrary to the best interests of the Company by the Committee.

        (m)    Rights to Payments.    No Participant shall have any enforceable right to receive any Incentive Plan Award made with respect to a Performance Period or to retain any payment made with respect thereto if for any reason the requirements of Section 5 are not satisfied.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

Stockholder Name and Address prints here	VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. (CDT) on April 15, 2014.

Vote by Internet
QR code prints here	• Go to www.investorvote.com/WDR
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secured website

Vote by telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A.  Proposals – The Board of Directors recommends a vote FOR the listed director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Directors:

	FOR	WITHHOLD
01 – Sharilyn S. Gasaway	☐	☐
02 – Alan W. Kosloff	☐	☐
03 – Jerry W. Walton	☐	☐

2. Advisory vote to approve executive compensation.			FOR	AGAINST	ABSTAIN
			☐	☐	☐

3. Approval of the amendment and restatement of the Waddell & Reed Financial, Inc. 2003 Executive Incentive Plan, as amended and restated, to (a) increase the annual individual limits with respect to awards, (b) extend the term of the plan to December 31, 2019, and (c) resubmit for stockholder approval the eligible employees and business criteria under the plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year 2014.			FOR ☐	AGAINST ☐	ABSTAIN ☐

5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B.  Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

C.  Authorized Signatures – This section must be completed for your vote to be counted – Date and Sign Below

When shares are held by joint tenants, both should sign.  When signing as attorney, executive administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet.  This will eliminate the need to return your proxy card.  Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.  When voting your shares electronically by telephone or via the Internet, you will need your proxy card and your control number.  The control number is printed in the shaded bar on the front of your proxy card.  The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. ("Computershare") and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet or telephone up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the 2014 Annual Meeting of Stockholders on April 16, 2014 at 10:00 a.m. (CDT) at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas, 66202 and vote in person.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit.  To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 30170	Telephone Outside the USA:	(781) 575-2723
College Station, TX 77842-3170	TDD/TTY for Hearing Impaired:	(800) 952-9245

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 16, 2014

The proxy materials for the Company’s 2014 Annual Meeting of Stockholders, including the 2013 Annual Report, Proxy Statement and any other additional soliciting materials, are available over the Internet by accessing the “Investor Relations” section of the Company’s website at www.waddell.com.  Other information on the Company’s website does not constitute part of the Company’s proxy materials.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – Waddell & Reed Financial, Inc.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Henry J. Herrmann and Alan W. Kosloff, jointly and severally with full power of substitution, to represent and vote, as represented on the reverse side, all shares of Company Class A common stock that the undersigned holds of record or in an applicable plan and is entitled to vote at the 2014 Annual Meeting of Stockholders to be held at the principal executive offices of the Company, 6300 Lamar Avenue, Overland Park, Kansas 66202 on the 16th day of April, 2014 at 10:00 a.m. (CDT), or any adjournments or postponements thereof.  All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Waddell & Reed Financial, Inc. 401(k) and Thrift Plan, the Torchmark Corporation Savings and Investment Plan, and the Liberty National Life Insurance Company 401(k) Plan will be voted in the same manner specified and in the discretion of the persons named above, or such agents or trustees, on such other matters as may properly come before the annual meeting.

Receipt herewith of the Company’s 2013 Annual Report, Notice of Meeting and Proxy Statement is hereby acknowledged.

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, WHICH ARE FOR PROPOSALS 1, 2, 3 AND 4. THE PROXY HOLDERS WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN

PROPOSAL 5. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.  THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

QuickLinks

WADDELL AND REED FINANCIAL, INC. 6300 Lamar Avenue Overland Park, Kansas 66202 (913) 236-2000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on April 16, 2014
WADDELL & REED FINANCIAL, INC.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING PROPOSAL NO. 1 ELECTION OF DIRECTORS
OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY
CORPORATE GOVERNANCE
2013 Director Compensation
PRINCIPAL STOCKHOLDERS OF THE COMPANY
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
2013 GRANTS OF PLAN-BASED AWARDS TABLE
2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
2013 OPTION EXERCISES AND STOCK VESTED TABLE
2013 PENSION BENEFITS TABLE
2013 NONQUALIFIED DEFERRED COMPENSATION TABLE
PROPOSAL NO. 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
PROPOSAL NO. 3
PROPOSAL NO. 4
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
OTHER MATTERS
  APPENDIX A
WADDELL & REED FINANCIAL, INC. 2003 EXECUTIVE INCENTIVE PLAN As Amended and Restated Effective January 1, 2014